UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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SRS Labs, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SRS LABS, INC.
2909 Daimler Street
Santa Ana, California 92705

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

We cordially invite you to attend the 2006 Annual Meeting of Stockholders for SRS Labs, Inc. (the “Company”). This Annual Meeting will be held at 10:00 a.m., California time, on June 22, 2006, at the principal executive offices of the Company located at 2909 Daimler Street, Santa Ana, California 92705, for the following purposes:

1.                To elect two Class I directors to the Board of Directors to hold office for a term of three years or until their respective successors are elected and qualified;

2.                To approve the SRS Labs, Inc. 2006 Stock Incentive Plan;

3.                To ratify the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006; and

4.                To transact such other business as may properly come before this Annual Meeting or any adjournment thereof.

The Board of Directors has nominated Winston E. Hickman and Carol L. Miltner as the nominees for election to the Board of Directors as Class I directors.

The Board of Directors has fixed the close of business on April 27, 2006, as the record date for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting.

You are cordially invited to be present and to vote at this Annual Meeting in person. However, you are also requested to sign, date and return the enclosed proxy in the enclosed postage-paid and addressed envelope, whether or not you expect to attend. In the event you have returned a signed proxy, but elect to attend this Annual Meeting and vote in person, you will be entitled to vote.

By Order of the Board of Directors,

Ulrich Gottschling
Chief Financial Officer, Treasurer and Secretary
Santa Ana, California
April 28, 2006

SRS LABS, INC.
2909 Daimler Street
Santa Ana, California 92705

PROXY STATEMENT

The Board of Directors of SRS Labs, Inc. (the “Company”) is soliciting proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on June 22, 2006 at the principal executive offices of the Company, located at 2909 Daimler Street, Santa Ana, California 92705, at 10:00 a.m. California time, and at any adjournments thereof (the “Annual Meeting” or the “Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and described herein. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision. The approximate date on which this Proxy Statement and the enclosed form of proxy are first being sent or given to stockholders is May 17, 2006.

VOTING INFORMATION

Who May Vote

The Board of Directors of the Company (the “Board of Directors” or the “Board”) has fixed the close of business on April 27, 2006, as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting (the “Record Date”). The only outstanding class of stock of the Company is its common stock, par value $0.001 per share (“Common Stock”). At the Record Date, 15,206,060 shares of Common Stock were outstanding. Of that amount, 674,098 shares were held as treasury shares which cannot be voted at the Annual Meeting and are not counted to determine whether a quorum is present. Each share of Common Stock, excluding treasury shares, entitles its record holder on the Record Date to one vote on all matters.

Revocability of Proxy

You may revoke your proxy prior to its exercise. You may do this by (a) delivering to the Secretary of the Company, Ulrich Gottschling, at or prior to the Annual Meeting, an instrument of revocation or another proxy bearing a date or time later than the date or time of the proxy being revoked or (b) voting in person at the Annual Meeting. Mere attendance at the Annual Meeting will not serve to revoke your proxy.

How Your Shares Will Be Voted; Broker Non-Votes

All proxies received and not revoked will be voted as directed. If no directions are specified, such proxies will be voted “FOR” all of the following (a) election of the Board’s nominees for Class I directors, (b) approval of the SRS Labs, Inc. 2006 Stock Incentive Plan and (c) the ratification of the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006. As to any other business which may properly come before the Annual Meeting, the persons named in such proxies will vote in accordance with their best judgment, although the Company does not presently know of any other such business.

As indicated above, if you are a stockholder of record who submits a proxy but does not indicate how the proxies should vote on one or more matters, the named proxies will vote as indicated in the preceding paragraph. However, if your shares are held by a broker and you do not provide instructions to the broker on how to vote, the absence of instructions may cause a “broker non-vote” on the matters for which you do not provide instructions. Accordingly, if you want to vote your shares on a matter, it is important that you provide voting instructions to your broker on that matter. When there is a broker non-vote, the stockholder grants a limited proxy that does not empower the holder to vote on a particular proposal(s).

Quorum and Voting

Shares of Common Stock will be counted as present at the Annual Meeting if the stockholder is present and votes in person at the Meeting or has properly submitted, and not revoked, a proxy. A quorum must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. Shares representing a majority of the voting power of the Company’s outstanding shares of Common Stock (excluding treasury shares) entitled to vote as of the Record Date, present in person or by proxy, will be necessary to establish a quorum for the Annual Meeting. Abstentions and non-votes will be counted for purposes of determining the existence of a quorum at the Annual Meeting.

The two nominees receiving the highest number of votes “FOR” a director will be elected as directors. This number is called a plurality. The affirmative vote of a majority of the votes cast by holders of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter of the proposal is required for the adoption of Proposals 2 and 3. Abstentions and broker non-votes will have no effect on the voting with respect to Proposals 1, 2 and 3.

Expenses and Method of Solicitation

The expenses of soliciting proxies for the Annual Meeting are to be paid by the Company. Solicitation of proxies may be made by means of personal calls upon, or telephonic or telegraphic communications with, stockholders or their personal representatives by directors, officers and employees of the Company who will not be specially compensated for such services. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this Proxy Statement to stockholders whose Common Stock is held of record by such entities. The Board of Directors has authorized certain officers of the Company to retain the services of a proxy solicitation firm if, in such officers’ view, it is deemed necessary. The Company has not engaged such a firm at this time; however, to the extent it decides to do so, the Company will utilize the services of The Altman Group to assist in the solicitation of proxies in connection with the proposals discussed in this Proxy Statement, and such firm will receive a fee estimated to be $2,500 and will be reimbursed for out-of-pocket expenses.

Nominations of Directors for the Annual Meeting

The Bylaws of the Company (the “Bylaws”) set forth certain procedures relating to the nomination of directors (the “Nomination Bylaw”) and no person will be eligible for election as a director unless nominated in accordance with the provisions of the Nomination Bylaw. Under the terms of the Nomination Bylaw, to be timely for the Annual Meeting, a stockholder’s notice must have been delivered to or mailed and received at the principal executive offices of the Company not earlier than March 24, 2006 and not later than April 23, 2006. As of April 27, 2006, the Company had not received any nominations for the Annual Meeting in accordance with the Nomination Bylaw. The presiding officer of the Annual Meeting will, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by the Nomination Bylaw, and if he should so determine, he will so declare to the Meeting and the defective nomination will be disregarded. Notwithstanding the provisions of the Nomination Bylaw, a stockholder also must comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder with respect to the matters set forth in the Nomination Bylaw. For information related to application of the Nomination Bylaw for the annual meeting of stockholders to be held in 2007 (the “2007 Annual Meeting”), see the discussion in this Proxy Statement under the caption “Submission of Stockholder Proposals and Director Nominations for the 2007 Annual Meeting.”

Stockholder Proposals for the Annual Meeting

The Bylaws set forth certain procedures relating to the procedures for properly bringing business before an annual meeting of the stockholders (the “Stockholder Proposal Bylaw”). Under the terms of the Stockholder Proposal Bylaw, to be timely for the Annual Meeting, a stockholder must have delivered a notice regarding a proposal to the principal executive offices of the Company no earlier than March 24, 2006 and no later than April 23, 2006. As of April 27, 2006, the Company had not received any stockholder proposals for the Annual Meeting in accordance with the Stockholder Proposal Bylaw. The presiding officer of the Annual Meeting shall, if the facts warrant, determine and declare to the Meeting that business was not properly brought before the Meeting in accordance with the provisions of the Stockholder Proposal Bylaw, and if he should so determine, he shall so declare to the Meeting that any such business not properly brought before the Meeting shall not be transacted. For information related to the application of the Stockholder Proposal Bylaw for the 2007 Annual Meeting, see the discussion in this Proxy Statement under the caption “Submission of Stockholder Proposals and Director Nominations for the 2007 Annual Meeting.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

Beneficial Ownership Table

The following table sets forth certain information about the beneficial ownership of our Common Stock as of April 14, 2006, by:

•       each person known by us to own beneficially more than 5% of the voting power of our outstanding Common Stock;

•       each of our current directors;

•       each nominee for election to become a director;

•       our chief executive officer and the other officers named in the Summary Compensation Table set forth under the caption “Compensation of Executive Officers” (we refer to these officers as the “Named Executive Officers”); and

•       all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) based upon voting or investment power over the securities.

Under the rules of the SEC, beneficial ownership includes shares over which the named stockholder exercises voting and/or investment power. Shares and percentages beneficially owned are based upon the number of shares of our Common Stock outstanding on April 14, 2006, exclusive of treasury shares, together with options, warrants or other convertible securities that are exercisable for such respective securities within 60 days of April 14, 2006 for each stockholder. As of April 14, 2006, 15,194,060 shares of Common Stock were outstanding. Of that amount, 674,098 shares were held as treasury shares. Shares of our Common Stock subject to options, warrants or other convertible securities that are currently exercisable or will become exercisable within 60 days of April 14, 2006 are deemed outstanding for computing the respective percentage ownership of the person holding the option, warrant or other convertible security, but are not deemed outstanding for purposes of computing the respective percentage ownership of any other person. Unless otherwise indicated in the footnotes below, we believe that the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws. The inclusion of shares in the table does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of the shares. The information with respect to each person is as supplied or confirmed by such person, based upon statements filed with the SEC or based upon the actual knowledge of the Company.

	Amount and Nature of Beneficial Ownership(1)
Name	Number of Shares Owned(2)	Right to Acquire(3)	Percent of Class(1)(2)(3)
SRS Labs, Inc. Common Stock
Principal Stockholders:
Thomas C.K. Yuen and Misako Yuen(4)	2,847,660	490,887	22.2%
RS Investment Management, L.P.(5)	1,155,800	—	8.0%
Stephen V. Sedmak(6)	664,401	141,875	5.5%
Sandler Capital Management(7)	807,799	—	5.6%
Class I Directors:
Winston E. Hickman	—	48,334	*
Carol L. Miltner	—	16,667	*
Class II Director:
David R. Dukes	—	43,333	*
Class III Directors:
Thomas C.K. Yuen(4)	2,847,660	490,887	22.2%
Sam Yau	—	125,375	*

	Amount and Nature of Beneficial Ownership(1)
	Number of Shares Owned(2)	Right to Acquire(3)	Percent of Class(1)(2)(3)
Named Executive Officers:
Thomas C.K. Yuen(4)	2,847,660	490,887	22.2%
Janet M. Biski(8)	1,600	210,625	1.4%
Alan D. Kraemer	200	185,447	1.3%
Philip Wong	5,000	—	*
Michael J. Franzi	—	—	*
All directors and executive officers as a group (9 persons)	2,854,460	886,959	24.78%
SRSWOWcast.com, Inc. Common Stock(9)
Thomas C.K. Yuen		650,000	29.3%
Winston E. Hickman	—	—	—
Carol L. Miltner	—	—	—
David R. Dukes	—	—	—
Sam Yau	—	—	—
Janet M. Biski(8)	—	—	—
Alan D. Kraemer	—	300,000	16.0
Philip Wong	—	—	—
Michael J. Franzi
All directors and executive officers as a group (9 persons)	—	950,000	37.7%

*                     Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.

(1)             Subject to applicable community property and similar statutes.

(2)             Includes shares beneficially owned, whether directly or indirectly, individually or together with associates.

(3)             Represents shares of our Common Stock issuable upon exercise of stock options through June 14, 2006 (within 60 days of April 14, 2006). These shares are referred to herein as “Stock Option Shares.”

(4)             Includes 2,544,870 shares of Common Stock held by Mr. and Mrs. Yuen as co-trustees of the Thomas Yuen Family Trust, 202,790 shares of Common Stock held by Mr. Yuen directly, and 100,000 shares held by The Thomas and Misako Yuen Family Foundation. Does not include 213,469 shares of Common Stock held by Atsuko Hamasaki as trustee of the Yuen 1993 Irrevocable Trust (144,825 shares) and as custodian for Mr. and Mrs. Yuen’s children, Jennifer Wen Lee Yuen (31,465 shares) and Constance Kahlee Yuen (37,179 shares). Also does not include 5,714 shares held by Jennifer Wen Lee Yuen. Mr. and Mrs. Yuen disclaim beneficial ownership of the 213,469 shares held by Atsuko Hamasaki in the capacities referenced above and the 5,714 shares held by Jennifer Wen Lee Yuen, the adult daughter of Mr. and Mrs. Yuen. Also not included are 9,000 shares of Common Stock held by: Atsuko Hamasaki in her individual capacity (3,000 shares); Noriaki Hamasaki (3,000 shares); and Yuzuru Hamasaki (3,000 shares). Atsuko Hamasaki, Noriaki Hamasaki and Yuzuru Hamasaki are the sister-in-law, brother-in-law and father-in-law of Mr. Yuen; none of whom resides in the same household as Mr. and Mrs. Yuen. Mr. and Mrs. Yuen disclaim beneficial ownership of the above-referenced 9,000 shares. The mailing address for Mr. and Mrs. Yuen is c/o SRS Labs, Inc., 2909 Daimler Street, Santa Ana, California 92705.

(5)             The mailing address of such stockholder is 388 Market Street, Suite 200, San Francisco, California 94111.

(6)             Includes 50,000 shares held by Mr. Sedmak’s wife, Mary Sedmak, as custodian for their children, Jeffrey Sedmak (25,000 shares) and Sarah Sedmak (25,000 shares). The mailing address for Mr. Sedmak is c/o SRS Labs, Inc., 2909 Daimler Street, Santa Ana, California 92705.

(7)             The mailing address of such stockholder is 767 Fifth Avenue, 45th Floor, New York, New York 10153-0002.

(8)             Ms. Biski served as the Company’s Chief Financial Officer, Secretary and Treasurer until January 2, 2006, and served as the Company’s Vice President from January 2, 2006 to March 31, 2006.

(9)             SRSWOWcast.com, Inc. (“SRSWOWcast”) is a wholly-owned subsidiary of the Company. As of April 14, 2006, 1,570,000 shares of common stock of SRSWOWcast common stock were outstanding, all of which were held by the Company. All share amounts represent shares of SRSWOWcast common stock issuable upon exercise of stock options.

No director, officer, affiliate of the Company or record owner of more than five percent of the Common Stock, or any associate of such person, is a party adverse to the Company in any material pending legal proceeding or has a material interest adverse to the Company in such proceeding.

ELECTION OF DIRECTORS

(Proposal 1)

The Company’s Certificate of Incorporation and Bylaws provide for a “classified” board of directors. The number of authorized directors is currently five. Currently, there are two Class I directors (Mr. Hickman and Ms. Miltner), whose terms expire at the Annual Meeting; one Class II director (Mr. Dukes) whose term expires at the 2007 annual meeting of stockholders; and two Class III directors (Messrs. Yau and Yuen), whose terms expire at the 2008 annual meeting. The Nomination and Corporate Governance Committee recommended to the Board, and the Board approved, the nomination of Winston E. Hickman and Carol L. Miltner for election as Class I Directors at the Annual Meeting, for each to serve a three year term expiring at the 2009 annual meeting or until such director’s respective successor is elected and qualified. The Nomination and Corporate Governance Committee of the Board did not receive from a stockholder or any other source the name of any other person for consideration as a nominee for director of the Company. Directors shall be elected by a plurality of the votes of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such election.

In the event one of the nominees is unable to or declines to serve as a director at the time of the Annual Meeting (which is not anticipated), the persons named in the proxy will vote for the election of such person or persons as may be designated by the present Board of Directors.

The Board of Directors unanimously recommends a vote “FOR” the election of each of Winston E. Hickman and Carol L. Miltner as Class I directors. Unless otherwise directed in the accompanying proxy, the persons named therein will vote for the election of Winston E. Hickman and Carol L. Miltner.

Information About the Class I Director Nominees

The following table sets forth information regarding the nominees, including age on the date of the Annual Meeting and business experience during the past five years:

Name	Age	Director Since	Principal Occupation and Other Information
Winston E. Hickman	63	2003

Since February 2006, Mr. Hickman has served as Executive Vice President and Chief Financial Officer of Ashworth, Inc., a leading designer of golf-inspired lifestyle sportswear. Prior to joining Ashworth, Mr. Hickman was Executive Vice President and Chief Financial Officer of REMEC, Inc., a manufacturer of high power amplifiers for wireless communications, since November 2004. Prior to joining REMEC, Mr. Hickman served as Chief Financial Officer and a member of the Board at Paradigm Wireless System, Inc. from May 2000 to November 2004. Paradigm was acquired by REMEC in late 2003. Mr. Hickman also served as Senior Vice President and Chief Financial Officer for Pacific Scientific. He has also held the position of Vice President of Finance at Allied Signal and Rockwell International, both large public companies. Mr. Hickman received his undergraduate degree from California State University, Long Beach and a Master’s Degree in Business Administration from the University of Southern California.

Name	Age	Director Since	Principal Occupation and Other Information
Carol L. Miltner	63	2004

Since October 2002, Ms. Miltner has served as the Chief Executive Officer of Positive Impact, a national consulting company specializing in sales, strategic planning and compensation advice and seminars. From January 2000 to October 2002, Ms. Miltner served as Chief Executive Officer of the Global Technology Distribution Council, an international forum of the Chairperson and Chief Executive Officers representing the world’s largest technology distributors. From February 1999 to January 2000, she was a partner in a national seminar and consulting company, Impact, LLC. From July 1991 to February 1999, Ms. Miltner was President of Motivation by Miltner. Prior to 1991, she spent nineteen years in sales management positions for IBM, Xerox Corporation and Apple Computer, and served as the Senior Vice President of Sales for Ingram Micro, a provider of technology products and services. Ms. Miltner currently serves on the Board of Directors of QLogic Corporation, a manufacturer of a networking infrastructure components.

Information About Directors Whose Terms Continue

The following table sets forth information regarding the members of the Board of Directors who are designated either Class II or Class III Directors and are continuing in office as directors of the Company:

Class II Director—Term Expiring at the 2007 Annual Meeting

Name	Age	Director Since	Principal Occupation and Other Information
David R. Dukes	62	2003

Mr. Dukes has served as the Vice Chairman of RSI Holding Corporation, a manufacturing company, since September 2001. Mr. Dukes was retired from May 1998 to September 2001. During his retirement, Mr. Dukes participated in investment activities and in consulting projects for various companies. From September 1989 to May 1998, Mr. Dukes was employed by Ingram Micro, the world’s largest distributor of technology products and services. Mr. Dukes served in various executive capacities with Ingram Micro, including Co-Chairman, Vice Chairman, President and Chief Operating Officer. Mr. Dukes also was a Co-Founder and Chief Executive Officer of Ingram Alliance from January 1994 to 1998, and was Chairman of the Global Technology Distribution Council from January 1998 to December 1999.

Class III Directors—Terms Expiring at the 2008 Annual Meeting

Name	Age	Director Since	Principal Occupation and Other Information
Sam Yau	57	2000

Mr. Yau has served as the lead director of the Company’s Board of Directors since January 2005. Mr. Yau also serves as a director of ValenceTech Limited, one of the Company’s wholly-owned subsidiaries. Mr. Yau serves on the Board of Directors of Multi-Fineline Electronix, Inc., one of the largest U.S.-based flex circuit manufacturers. Since 1997, Mr. Yau has been a private investor. Mr. Yau was Chief Executive Officer of National Education Corporation, a provider of educational services and products, from May 1995 to May 1997. Mr. Yau received his MBA degree from the University of Chicago. He was a past Chairman of the Forum for Corporate Directors, Orange County.

Thomas C.K. Yuen	54	1994

Mr. Yuen has served as Chairman, Chief Executive Officer, President and a director of the Company since January 1994. Mr. Yuen also serves as Chairman of the Board and Chief Executive Officer and a Director of ValenceTech Limited, its wholly-owned subsidiary Valence Technologies Limited, and of SRS WOWcast, Inc. Prior to joining SRS Labs, Mr. Yuen co-founded Irvine based AST Research, Inc. in 1981. He served as AST’s Co-Chairman and Chief Operating Officer. Under his leadership, AST became a Fortune 500 company in 1991 and its stock was named the Best Performing NASD Stock of 1991. Mr. Yuen departed AST in 1992 and focused his efforts on investing in new projects. Before co-founding AST, he held various engineering and project management positions with Hughes Aircraft Company, Sperry Univac and Computer Automation. Mr. Yuen was born in Shanghai, China and raised in Hong Kong. He received his Bachelor of Science Degree in Electrical Engineering from University of California, Irvine in 1974 with School Honors. He is also an Honorary Professor of China Nationality University in Beijing. Mr. Yuen is the recipient of several awards from University of California, Irvine, including the UCI Medal in 1990; the outstanding Engineering Alumni Award in 1987 and the Distinguished Alumnus Award in 1986. He was named one of the top 25 executives of the computer industry by the Computer Reseller News Magazine in 1988 and 1991. In 1997, Mr. Yuen received the Director of the Year award from the Orange County Forum for Corporate Directors.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND
COMMITTEES OF THE BOARD

The Board of Directors provides general oversight for our business. It establishes overall policies and standards for the Company and reviews the performance of management. In addition, the Board has established three standing committees, an Audit Committee, a Compensation Committee and a Nomination and Corporate Governance Committee, whose functions are briefly described below. The directors are kept informed of our operations at meetings of the Board and its committees through reports and analyses from, and discussions with, management.

During the fiscal year ended December 31, 2005 (the “Fiscal Year” or “Fiscal 2005” or “2005”), the Board of Directors met on 10 occasions and took action by unanimous written consent on four occasions.

Committees of the Board

Audit Committee.   The Audit Committee provides oversight of the (a) financial reporting process, the system of internal controls and the audit process of the Company and (b) the Company’s independent registered public accounting firm. The Audit Committee evaluates the performance of the Company’s independent registered public accounting firm, and makes decisions regarding the selection, retention and, where appropriate, the replacement of, the Company’s independent registered public accounting firm. The Audit Committee also reviews with management and the Company’s independent registered public accounting firm the Company’s interim and year-end financial statements and discusses with management and the Company’s independent registered public accounting firm any significant accounting and reporting issues and conformance of the Company’s financial statements with applicable accounting and regulatory requirements. The Audit Committee is responsible for recommending to the Board of Directors whether the Company’s audited financial statements should be included in the Company’s annual report on Form 10-K and is responsible for the oversight of the creation and implementation of corporate risk policies and procedures.

The current members of the Audit Committee are David R. Dukes, Winston E. Hickman, Carol L. Miltner and Sam Yau. Our Board of Directors has determined that each member of the Audit Committee is independent, as defined in Rule 4200(a)(15) of the Nasdaq Stock Market Marketplace Rules (the “Nasdaq Rules”) and Rule 10A-3 under the Exchange Act. The Company’s Board of Directors has determined that Mr. Hickman, the Chairman of the Audit Committee, is an “audit committee financial expert,” as defined under the rules of the SEC. During the Fiscal Year, the Audit Committee met on seven occasions. The Audit Committee operates under a written charter adopted by the Board of Directors. The charter of the Audit Committee is also available at http://www.srslabs.com/auditcommitteecharter412.asp. A copy of the charter may be obtained upon request, without charge, by contacting our Investor Relations Department at 949-442-1070 or by writing to us at SRS Labs, Inc., 2909 Daimler Street, Santa Ana, California 92705, Attn: Investor Relations Manager.

Compensation Committee.   The responsibilities of the Compensation Committee include (a) assisting the Board in developing and evaluating potential candidates for executive positions; (b) with the assistance of the other independent directors on the Board, recommending to the Board for determination the compensation, including incentive pay, of the chief executive officer; (c) approving the annual compensation of the other executive officers of the Company; and (d) administering the Company’s equity incentive compensation and cash bonus plans and determining awards thereunder. The current members of the Compensation Committee are David R. Dukes, Winston E. Hickman, Carol L. Miltner (Chair) and Sam Yau. Our Board of Directors has determined that each member of the Compensation Committee is independent under the Nasdaq Rules. The Compensation Committee met on eight occasions during the Fiscal Year and acted by unanimous written consent on seven occasions. The charter of the Compensation Committee is available at http://www.srslabs.com/compensationcommitteecharter414.asp. A copy of the charter may be obtained upon request, without charge, by contacting our Investor Relations Department at 949-442-1070 or by writing to us at SRS Labs, Inc., 2909 Daimler Street, Santa Ana, California 92705, Attn: Investor Relations Manager.

Nomination and Corporate Governance Committee.   The Nomination and Corporate Governance Committee identifies and recommends candidates for election to the Board of Directors. It advises the Board of Directors on all matters relating to directorship practices, including the criteria for selecting directors, policies relating to tenure and retirement of directors and compensation and benefit programs for non-employee directors. The Nomination and Corporate Governance Committee also makes recommendations relating to the duties and membership of committees of the Board of Directors, recommends processes to evaluate the performance and contributions of individual directors and the Board of Directors as a whole, and approves procedures designed to provide that adequate orientation and training are provided to new members of the Board of Directors. The Nomination and Corporate Governance Committee also makes recommendations relating to the development of the Company’s corporate governance guidelines and is responsible for overseeing the development of executive succession plans. The members of the Nomination and Corporate Governance Committee are David R. Dukes, Winston E. Hickman, Carol L. Miltner and Sam Yau (Chair). Our Board of Directors has determined that each member of the Nomination and Corporate Governance Committee is independent under the Nasdaq Rules.

The Nomination and Corporate Governance Committee met on five occasions during the Fiscal Year. The charter of the Nomination and Corporate Governance Committee is available at http://www.srslabs.com/compensationcommittee413.asp. A copy of the charter may be obtained upon request, without charge, by contacting our Investor Relations Department at 949-442-1070 or by writing to us at SRS Labs, Inc., 2909 Daimler Street, Santa Ana, California 92705, Attn: Investor Relations Manager.

Nominations for directors submitted to the Committee by stockholders, other directors or management are evaluated according to the nominee’s knowledge, experience and background. While the Nomination and Corporate Governance Committee does not have any specific minimum qualifications for director candidates, the Committee may take into consideration such factors and criteria as it deems appropriate in evaluating a candidate, including his or her judgment, skill, integrity, diversity and business or other experience.

The Nomination and Corporate Governance Committee is responsible for identifying and evaluating candidates for Board membership and selecting or recommending to the Board nominees to stand for election. Candidates may come to the attention of the Nomination and Corporate Governance Committee through current Board members, professional search firms, stockholders or other persons. The Nomination and Corporate Governance Committee evaluates all candidates selected for consideration, including incumbent directors, based on the same criteria as described above. All candidates who, after evaluation, are then recommended by the Nomination and Corporate Governance Committee and approved by the Board, are included in the Company’s recommended slate of director nominees in its proxy statement.

The Nomination and Corporate Governance Committee will consider nominees recommended by stockholders. Any stockholder who wishes to recommend for the Nomination and Corporate Governance Committee’s consideration a prospective nominee to serve on the Board of Directors may do so by giving the candidate’s name and qualifications in writing to the Company’s Secretary at the following address: 2909 Daimler Street, Santa Ana, California 92705.

Each of the incumbent directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors held during the Fiscal Year. Each of the incumbent directors who were members of a Board Committee, attended at least 75% of the aggregate of the total number of meetings held by all committees of the Board on which the director served during the Fiscal Year.

Corporate Governance

Code of Business and Ethics and Corporate Governance Guidelines.   The Company is committed to having sound corporate governance principles and has implemented the following corporate governance policies and procedures. The Company’s Code of Business Conduct and Ethics, which is applicable to our directors, our principal executive officer, our principal financial officer, our principal accounting officer and all of our other officers and employees, is available at http://www.srslabs.com/conductandethics416.asp. Our Corporate Governance Guidelines can be found at http://www.srslabs.com/governanceguidelines415.asp. Copies of the Corporate Governance Guidelines and the Code of Business Conduct and Ethics may be obtained upon request, without charge, by contacting our Investor Relations Department at 949-442-1070 or by writing to us at SRS Labs, Inc., 2909 Daimler Street, Santa Ana, California 92705, Attn: Investor Relations Manager.

Lead Director.   If the Chairman of the Board of the Company does not qualify as an independent director, the independent directors of the Board selects one of the independent directors to be the “Lead Director.” The Board of Directors has designated Sam Yau as the Lead Director. The Lead Director has the following duties and responsibilities: (a) acting as Chair of the meetings of the independent directors; (b) serving as a conduit of information between the independent directors and the Chairman of the Board, the CEO and other members of management; (c) together with the Chairman of the Board, scheduling and developing the agenda for at least two strategic planning meetings of the Board and at least one meeting to develop the annual financial plan; (d) together with the Chairman of the Board, setting the annual calendar of Board meetings throughout the year, preparing the list of regular items to be included in board agendas throughout the year and establishing and circulating the board agendas for each board meeting; and (e) such other responsibilities and duties as the Board of Directors shall designate.

Board Independence.   The Board of Directors has affirmatively determined that the following four members of the Board are “independent” as that term is defined by the Nasdaq Rules: David R. Dukes, Winston E. Hickman, Carol L. Miltner and Sam Yau. Thomas C.K. Yuen, our Chairman and Chief Executive Officer, is our only non-independent director.

Communications with the Board.   You may send communications to the Company’s Board of Directors, to the non-management members of the Board or to an individual Board member by directing an e-mail to: boardofdirectors@srslabs.com or by sending a letter to SRS Labs, Inc., SRS Labs, Inc., 2909 Daimler Street, Santa Ana, California 92705, Attn: Corporate Secretary. The Corporate Secretary will forward these communications to the intended recipients. Unsolicited advertisements or invitations to conferences or promotional materials, in the discretion of the Secretary, may not be forwarded to Directors.

Director Attendance at Annual Stockholder Meetings.   Under the Company’s Corporate Governance Guidelines, the Company’s directors are expected to attend annual meetings of the Company’s stockholders. Two of the Company’s directors attended the Company’s annual meeting of stockholders in 2005.

Compensation of Directors

Directors who also are employees of the Company are not paid any fees or remuneration, as such, for their service on the Board or on any Board committee. In January 2005, the Board of Directors of the Company approved the following compensation policies with respect to the Company’s non-employee directors. These policies were adopted by the Board and may be changed from time-to-time by the Board.

Cash Compensation.   Each non-employee director of the Company will receive an annual retainer of $12,000. In addition, the chairs and members of the standing committees of the Board will receive the following supplemental annual retainers:

Committee	Chair	Members
Audit	$12,000	$9,000
Compensation	$11,000	$8,000
Nomination & Corporate Governance	$8,000	$6,000

The Lead Director also will receive a supplemental annual retainer of $4,000. All non-employee directors of the Company will also receive a $1,000 fee per meeting for each Board meeting attended, and all non-employee director committee members will also receive a $500 fee per meeting for each committee meeting attended. In addition, each non-employee director who resides outside the Southern California area is entitled to receive reimbursement for reasonable travel expenses in accordance with the Company’s travel expense policy with respect to each Board or Board committee meeting held in Southern California that such non-employee director attends in person. For Board or Board Committee meetings held outside the Southern California area, each non-employee director is entitled to receive reimbursement for reasonable travel expenses in accordance with the Company’s travel policy for meetings such non-employee director attends in person.

Non-employee Directors’ Plan.   Each non-employee director is eligible to receive stock options under the SRS Labs, Inc. Amended and Restated 1996 Non-employee Directors’ Stock Option Plan (the “Non-employee Directors’ Plan”), a non-discretionary, formula stock option plan. Under the Non-employee Directors’ Plan, (a) each non-employee director who first becomes a member of the Board is granted an option to purchase 10,000 shares of Common Stock automatically upon election to the Board of Directors which vests upon the date of grant, and (b) each non-employee director is granted an option to purchase 15,000 shares of Common Stock automatically effective at the close of business on the date of each of the Company’s annual meeting of stockholders at which such non-employee director is elected which vests in three equal annual installments commencing on the first anniversary of the applicable date of grant. The exercise price for all options granted under the Non-employee Directors’ Plan is the fair market value of Common Stock on the date of grant.

At the close of the Company’s Annual Meeting of stockholders in 2005, Sam Yau was granted an option to purchase 15,000 shares of Common Stock at an exercise price of $5.76 per share. In the event that Winston E. Hickman and Carol L. Miltner are elected as directors at the Annual Meeting, each will receive on such date an option pursuant to the Non-Employee Directors’ Plan to purchase 15,000 shares of Common Stock which vests in three equal annual installments.

1996 Plan.   Each non-employee director also is eligible to receive awards under the Company’s Amended and Restated 1996 Long-Term Incentive Plan, As Amended (the “1996 Plan”), a discretionary plan currently administered by the Compensation Committee, or by the Board of Directors with respect to awards to members of the Board. Under the Board’s Non-Employee Director Compensation Policy, each non-employee member of the Board of Directors is to be granted an option to purchase 30,000 shares of Common Stock pursuant to the 1996 Plan on the date of each annual meeting of stockholders at which such non-employee director is re-elected as a non-employee director or continues in office as an incumbent director, with the following terms and conditions: (a) the options shall be subject to all terms and conditions of the 1996 Plan; (b) the options shall vest as follows: one-fourth to vest one year after the date of grant; and one-sixteenth every three months during the next three successive years thereafter; (c) the options shall have a term of ten years from the date of grant; and (d) the exercise price shall be the fair market value of the Common Stock on the date of grant.

On June 22, 2005, the date of the 2005 annual meeting of stockholders, the Board of Directors awarded to each of David R. Dukes, Winston E. Hickman, Carol Miltner and Sam Yau a non-qualified option to purchase 30,000 shares of Common Stock under the 1996 Plan at an exercise price of $5.76 per share with terms consistent with the terms of the Non-Employee Director Compensation Policy. Provided that they continue in office, David R. Dukes and Sam Yau will each be awarded an option to purchase 30,000 shares of Common Stock pursuant to the 1996 Plan under this Policy as of the close of business on the date of the Annual Meeting. Provided that they are re-elected at the Annual Meeting, Winston E. Hickman and Carol L. Miltner will each be awarded an option to purchase 30,000 shares of the Common Stock pursuant to the 1996 Plan under this Policy as of the close of business on the date of the Annual Meeting. If the 2006 Stock Incentive Plan (Proposal 2) is approved by the stockholders, options under the Non-Employee Director Compensation Policy will be granted to Ms. Miltner and Messrs. Dukes, Hickman and Yau pursuant to the 2006 Stock Incentive Plan rather than pursuant to the 1996 Plan, but only after shares of Common Stock subject to the 2006 Stock Incentive Plan have been registered with the SEC.

APPROVAL OF THE SRS LABS, INC. 2006 STOCK INCENTIVE PLAN

(Proposal 2)

Background

Subject to stockholder approval, the Board of Directors has adopted the SRS Labs, Inc. 2006 Stock Incentive Plan (the “Plan”) and is proposing that the Plan be approved by the Company’s stockholders at the Annual Meeting to enable the Company to design appropriate awards and incentives. Although the amount and nature of the proposed awards under the Plan have not yet been determined, the Plan permits grants pursuant to a variety of awards (“Awards”) including options, share appreciation rights (sometimes referred to as “SARs”), restricted shares, restricted share units, deferred share units and performance-based awards in the form of stock appreciation rights, deferred shares and performance units. A copy of the Plan is set forth in full in Appendix A to this Proxy Statement, and the following description of the Plan is qualified in its entirety by reference to Appendix A.

The Board approved the Plan because commencing in July 2006 it will be limited in the type of awards that it may grant under the SRS Labs, Inc. Amended and Restated 1996 Long-Term Incentive Plan, As Amended (the “1996 Plan”) and it recognizes that after 10 years, it needs an updated employee benefit plan which will provide it with greater flexibility with respect to the type of awards that it may grant.

Since 1996, the Company has used the 1996 Plan as its principal discretionary employee benefit award plan. The 1996 Plan also permits grants pursuant to a variety of awards including options, share appreciation rights, restricted shares, deferred shares, performance shares and performance units. Options awarded under the 1996 Plan may be either incentive stock options which are intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or non-qualified options which are not intended to satisfy Section 422 of the Code. Pursuant to applicable tax law, in July 2006, the Company will no longer be able to grant incentive options under Section 422 of the Code because the 1996 Plan will have been in existence for over 10 years.

The Board of Directors and the Compensation Committee of the Board continue to believe that an employee benefit plan such as the Plan is an important factor in attracting, retaining and motivating employees, consultants and directors of the Company and its affiliates. The above-referenced limitation relating to the Company’s ability to grant incentive stock options under the 1996 Plan and the greater flexibility afforded to the Company under the new Plan provide two compelling reasons for the Board to recommend that the stockholders approve the Plan. The Plan provides that no more than 1,500,000 shares of Common Stock may be issued pursuant to Awards under the Plan.

If the Plan is approved by the shareholders at the Annual Meeting, the 1996 Plan will remain in effect in accordance with its terms, but, according to the terms of the Plan, the Company will not make additional awards with respect to the shares of Common Stock that remain available for grant under the 1996 Plan as of the date of the Annual Meeting. It is expected that prior to the date of the Annual Meeting, the Company will not make any additional awards under the 1996 Plan other than new hire grants.

If the Plan is not approved by the shareholders at the Annual Meeting, the 1996 Plan will remain in effect in accordance with its terms, and shares of Common Stock available for issuance under the 1996 Plan will remain available for future awards.

If the Plan is approved by the stockholders, the Board intends to register the shares of Common Stock that will become available for issuance under the Plan on a registration statement on Form S-8 to be filed with the Securities and Exchange Commission at the Company’s expense.

As of April 14, 2006, 4,356,884 shares of Common Stock are reserved for issuance pursuant to outstanding options granted under the 1996 Plan and 110,000 shares of Common Stock are reserved for issuance pursuant to outstanding options granted under the Company’s Amended and Restated 1996

Non-employee Directors’ Stock Option Plan (the “Non-employee Directors’ Plan”). As of April 14, 2006, the 1996 Plan had 1,919,863 shares of Common Stock that remain available for grant or issuance and the Non-employee Directors’ Plan had 370,000 shares of Common Stock that remain available for grant and issuance. As of the Record Date, 15,206,060 shares of Common Stock were issued and outstanding (of that amount, 674,098 shares were held as treasury shares), and 56,000,000 shares of Common Stock were authorized.

The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain exceptions, Section 162(m) generally limits the corporate income tax deductions to $1,000,000 annually for compensation paid to each of the Chief Executive Officer and the other four highest paid executive officers of the Company. Currently, the performance-based compensation paid by the Company pursuant to the 1996 Plan is excluded from this $1,000,000 limitation. If the Plan is approved by the stockholders, such approval will constitute approval of the Plan under Section 162(m) and allow the Company to rely upon the exception under Section 162(m) for performance-based compensation awarded under the Plan.

The Board of Directors unanimously recommends that you vote “FOR” the approval of the SRS Labs, Inc. 2006 Stock Incentive Plan. The affirmative vote of a majority of the votes cast by holders of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required for the adoption of this proposal.

Summary of the 2006 Stock Incentive Plan

The following summary is not intended to be complete and reference should be made to Appendix A for a complete statement of the terms and provisions of the Plan. Capitalized terms used in this summary and not otherwise defined will have the meanings ascribed to such terms in the Plan.

Purpose.   The purpose of the Plan is to attract, retain and motivate select employees, officers, directors and consultants of the Company and its affiliates (referred to collectively as “Eligible Persons”) and to provide incentives and rewards for superior performance.

Shares Subject to the Plan.   The Plan provides that no more than 1,500,000 shares of Common Stock may be issued pursuant to Awards under the Plan provided that the Company shall not make additional awards under the 1996 Plan. These shares shall be authorized but unissued shares, or shares that the Company has reacquired or otherwise holds in treasury or in a trust. The number of shares available for Awards, as well as the terms of outstanding Awards, are subject to adjustment as provided in the Plan for stock splits, stock dividends, recapitalizations and other similar events. Shares of Common Stock that are subject to any Award that expires, or is forfeited, cancelled or becomes unexercisable will again be available for subsequent Awards, except as prohibited by law. In addition, shares that the Company refrains from delivering pursuant to an Award as payment of either the exercise price of an Award or applicable withholding and employment taxes will be available for subsequent Awards.

Administration.   Either the Board of Directors or a committee appointed by the Board will administer the Plan. The Board of Directors and any committee exercising discretion under the Plan from time to time are referred to as the “Committee.” The Compensation Committee of the Board of Directors is currently acting as the Committee for purposes of the Plan. The Board of Directors may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without cause, and fill vacancies on the Committee. To the extent permitted by law, the Committee may authorize one or more persons who are reporting persons for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, (or other officers) to make Awards to eligible persons who are not reporting persons for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (or other officers whom the Company has specifically authorized to make Awards). With respect to decisions involving an Award intended to satisfy the requirements of Section 162(m) of the Code, the Committee is to consist of two or more directors who are “outside directors” for purposes of that Code section. The Committee may delegate administrative functions to individuals who are reporting persons for purposes of Rule 16b-3 of the Exchange Act, officers or employees of the Company or its affiliates.

Subject to the terms of the Plan, the Committee has express authority to determine the Eligible Persons who will receive Awards, the number of shares of Common Stock, units or dollars to be covered by each Award, and the terms and conditions of Awards. The Committee has broad discretion to prescribe, amend and rescind rules relating to the Plan and its administration, to interpret and construe the Plan and the terms of all Award agreements, and to take all actions necessary or advisable to administer the Plan. Within the limits of the Plan, the Committee may accelerate the vesting of any Award, allow the exercise of unvested Awards, and may modify, replace, cancel or renew them.

The Plan provides that the Company and its affiliates will indemnify members of the Committee and their delegates against any claims, liabilities or costs arising from the good faith performance of their duties under the Plan. The Plan releases these individuals from liability for good faith actions associated with the Plan’s administration.

Eligibility.   The Committee may grant options that are intended to qualify as incentive stock options (“ISOs”) only to employees, and may grant all other Awards to Eligible Persons. The Plan and the discussion below use the term “Participant” to refer to an Eligible Person who has received an Award. The Plan provides that during any calendar year no Participant may receive options and SARs that relate to more than 750,000 shares of Common Stock. As of April 14, 2006, substantially all of the approximately 115 employees (including officers) of the Company and its affiliates and all four of the Company’s non-employee directors would have been eligible to participate in the Plan.

Options.   Options granted under the Plan provide Participants with the right to purchase shares of Common Stock at a predetermined exercise price. The Committee may grant options that are intended to qualify as ISOs or options that are not intended to so qualify (“Non-ISOs”). The Plan also provides that ISO treatment may not be available for options that become first exercisable in any calendar year to the extent the value of the underlying shares that are the subject of the option exceeds $100,000 (based upon the fair market value of the shares of Common Stock on the option grant date).

Share Appreciation Rights (SARs).   A share appreciation right generally permits a Participant who receives it to receive, upon exercise, cash and/or shares of Common Stock equal in value to an amount determined by multiplying (a) the excess of the fair market value, on the date of exercise, of the shares of Common Stock with respect to which the SAR is being exercised, over the exercise price of the SAR for such shares by (b) the number of Shares with respect to which the SARs are being exercised. The Committee may grant SARs in tandem with options or independently of them. SARs that are independent of options may limit the value payable on its exercise to a percentage, not exceeding 100%, of the excess value.

Exercise Price for Options and SARs.   The exercise price of ISOs, Non-ISOs, and SARs may not be less than 100% of the fair market value on the grant date of the shares of Common Stock subject to the Award (110% of fair market value for ISOs granted to employees who, at the time of grant, own more than 10% of the Company’s outstanding shares of Common Stock). As of the Record Date, the closing price of a share of Common Stock on the NASDAQ National Market was $5.89 per share.

Exercise of Options and SARs.   To the extent exercisable in accordance with the agreement granting them, an option or SAR may be exercised in whole or in part, and from time to time during its term; subject to earlier termination relating to a holder’s termination of employment or service. With respect to options, the Committee has the discretion to accept payment of the exercise price in any of the following forms (or combination of them): (i) cash or check in U.S. dollars, (ii) certain shares of Common Stock or (iii) cashless exercise under a program the Committee approves. The term over which Participants may exercise options and SARs may not exceed ten years from the date of grant (five years in the case of ISOs granted to employees who, at the time of grant, own more than 10% of the Company’s outstanding shares of Common Stock).

Restricted Shares, Restricted Share Units, Unrestricted Shares and Deferred Share Units.   Under the Plan, the Committee may grant restricted shares that are forfeitable until certain vesting requirements are met, may grant restricted share units which represent the right to receive shares of Common Stock after certain vesting requirements are met, and may grant unrestricted shares as to which the Participant’s interest is immediately vested. For restricted Awards, the Plan provides the Committee with discretion to determine the terms and conditions under which a Participant’s interest in such Awards becomes vested. The Plan provides for deferred share units in order to permit certain directors, consultants or select members of management to defer their receipt of compensation payable in cash or shares of Common Stock (including shares that would otherwise be issued upon the vesting of restricted shares and restricted share units). Deferred share units represent a future right to receive shares of Common Stock.

Whenever shares of Common Stock are released pursuant to these Awards, the Participant will be entitled to receive additional shares of Common Stock equal to the sum of (i) any stock dividends that the Company’s stockholders received between the date of the Award and issuance or release of the shares of Common Stock and (ii) a number of additional shares of Common Stock equal to the shares of Common Stock that the Participant could have purchased at Fair Market Value on the payment date of any cash dividends for shares of Common Stock if the Participant had received such cash dividends between its grant date and its settlement date.

Performance Awards.   The Plan authorizes the Committee to grant performance-based awards in the form of Performance Units that the Committee may, or may not, designate as “Performance Compensation Awards” that are intended to be exempt from Code section 162(m) limitations. In either case, Performance Awards vest and become payable based upon the achievement, within the specified period of time, of performance objectives applicable to the individual, the Company or any affiliate. Performance Awards are payable in shares of Common Stock, cash or some combination of the two; subject to an individual Participant limit of 1,000,000 shares of Common Stock and $1,000,000 cash. The Committee decides the length of performance periods, but the periods may not be less than one fiscal year of the Company.

With respect to Performance Compensation Awards, the Plan requires that the Committee specify in writing the performance period to which the Award relates, and an objective formula by which to measure whether and the extent to which the Award is earned on the basis of the level of performance achieved with respect to one or more performance measures. Once established for a performance period, the performance measures and performance formula applicable to the Award may not be amended or modified in a manner that would cause the compensation payable under the Award to fail to constitute performance-based compensation under Code section 162(m).

Under the Plan, the possible performance measures for Performance Compensation Awards include basic, diluted or adjusted earnings per share; sales or revenue; earnings before interest, taxes and other adjustments (in total or on a per share basis); basic or adjusted net income; returns on equity, assets, capital, revenue or similar measure; economic value added; working capital; total stockholder return; and product development, product market share, research, licensing, litigation, human resources, information services, mergers, acquisitions, and sales of assets of affiliates or business units. Each measure will be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Committee) and, if so determined by the Committee, and in the case of a Performance Compensation Award, to the extent permitted under Code section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance measures may vary from performance period to performance period, and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.

Income Tax Withholding.   As a condition for the issuance of shares of Common Stock pursuant to Awards, the Plan requires satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the Award or the issuance of shares of Common Stock.

Transferability.   Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of other than by will or the laws of descent and distribution, except to the extent the Committee permits lifetime transfers in the form of a Non-ISO, Share-settled SAR, Restricted Shares, or Performance Shares to charitable institutions, certain family members or related trusts, or as otherwise approved by the Committee.

Certain Corporate Transactions.   The Committee shall equitably adjust the number of shares covered by each outstanding Award, and the number of shares that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation, forfeiture or expiration of an Award, as well as the price per share covered by each such outstanding Award, to reflect any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the shares of Common Stock, or any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Options under the Plan such alternative consideration (including securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Options so replaced. In any case, such substitution of securities will not require the consent of any person who is granted options pursuant to the Plan.

In addition, in the event or in anticipation of a Change in Control (as defined in the Plan), the Committee may at any time in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company’s stockholders or any Participant with respect to his or her outstanding Awards (except to the extent an Award provides otherwise), take one or more of the following actions: (a) arrange for or otherwise provide that each outstanding Award will be assumed or substituted with a substantially equivalent award by a successor corporation or a parent or subsidiary of such successor corporation; (b) accelerate the vesting of Awards for any period (and may provide for termination of unexercised Options and SARs at the end of that period) so that Awards shall vest (and, to the extent applicable, become exercisable) as to the shares of Common Stock that otherwise would have been unvested and provide that repurchase rights of the Company with respect to shares of Common Stock issued upon exercise of an Award shall lapse as to the shares of Common Stock subject to such repurchase right; (c) arrange or otherwise provide for payment of cash or other consideration to Participants in exchange for the satisfaction and cancellation of outstanding Awards; or (d) terminate upon the consummation of the transaction, provided that the Committee may in its sole discretion provide for vesting of all or some outstanding Awards in full as of a date immediately prior to consummation of the Change of Control. To the extent that an Award is not exercised prior to consummation of a transaction in which the Award is not being assumed or substituted, such Award shall terminate upon such consummation.

Notwithstanding the above, in the event a Participant holding an Award assumed or substituted by the successor corporation in a Change in Control is Involuntarily Terminated (as defined in the Plan) by the successor corporation in connection with, or within 12 months (or other period either set forth in an Award Agreement, or as increased thereafter by the Committee to a period longer than 12 months) following consummation of, the Change in Control, then any assumed or substituted Award held by the terminated Participant at the time of termination shall accelerate and become fully vested (and exercisable in full in the case of Options and SARs), and any repurchase right applicable to any shares of Common Stock shall lapse in full. The acceleration of vesting and lapse of repurchase rights provided for in the previous sentence shall occur immediately prior to the effective date of the Participant’s termination.

In the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Committee may, in its discretion, appropriately adjust the price per share covered by each outstanding Award to reflect the effect of such distribution. Finally, if the Company dissolves or liquidates, all Awards will terminate immediately prior to such dissolution or liquidation, subject to the ability of the Board to exercise any discretion that the Board may exercise in the case of a Change in Control.

Term of Plan; Amendments and Termination.   The term of the Plan will be ten years from the date of stockholder approval of the Plan. The Board may, from time to time, amend, alter, suspend, discontinue or terminate the Plan; provided that no amendment, suspension or termination of the Plan shall materially and adversely affect Awards already granted unless it (a) relates to an adjustment pursuant to certain transactions that change the Company’s capitalization; (b) is otherwise mutually agreed between the Participant and the Committee; or (c) the Committee determines in good faith, before a Change in Control, that the modification is not materially adverse to the Participant. Furthermore, neither the Company nor the Committee shall, without shareholder approval, allow for a repricing within the meaning of the federal securities laws applicable to proxy statement disclosures. In addition, the Committee may not cancel an outstanding option whose exercise price is greater than Fair Market Value at the time of cancellation for the purpose of reissuing the option to the participant at a lower exercise price or granting a replacement award of a different type. Notwithstanding the foregoing, the Committee may amend the Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

Expected U.S. Federal Income Tax Consequences.   The following is a brief summary of certain U.S. federal income tax consequences of certain transactions under the Plan. This summary is not intended to be complete and does not describe state or local tax consequences. Under the United States Internal Revenue Code, the Company will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the ordinary income that Participants recognize pursuant to Awards (subject to the Participant’s overall compensation being reasonable, and to the discussion below with respect to Code section 162(m)). For Participants, the expected U.S. federal income tax consequences of Awards are as follows:

Non-ISOs.   A Participant will not recognize income at the time a Non-ISO is granted. At the time a Non-ISO is exercised, the Participant will recognize ordinary income in an amount equal to the excess of (a) the fair market value of the shares of Common Stock issued to the Participant on the exercise date, over (b) the exercise price paid for the shares. At the time of sale of shares acquired pursuant to the exercise of a Non-ISO, the appreciation (or depreciation) in value of the shares after the date of exercise will be treated either as short-term or long-term capital gain (or loss) depending on how long the shares have been held.

ISOs.   A Participant will not recognize income upon the grant of an ISO. There are generally no tax consequences to the Participant upon exercise of an ISO (except the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price is a tax preference item possibly giving rise to an alternative minimum tax). If the shares of Common Stock are not disposed of within two years from the date the ISO was granted or within one year after the ISO was exercised, any gain realized upon the subsequent disposition of the shares will be characterized as long-term capital gain and any loss will be characterized as long-term capital loss. If both of these holding period requirements are not met, then a “disqualifying disposition” occurs and (a) the Participant recognizes gain in the amount by which the fair market value of the shares at the time of exercise exceeded the exercise price for the ISO and (b) any remaining amount realized on disposition (except for certain “wash” sales, gifts or sales to related persons) will be characterized as capital gain or loss.

Share Appreciation Rights.   A Participant to whom a SAR is granted will not recognize income at the time of grant of the SAR. Upon exercise of a SAR, the Participant must recognize taxable compensation income in an amount equal to the value of any cash or shares of Common Stock that the Participant receives.

Restricted Shares, Restricted Share Units, Deferred Share Units and Performance Awards.   In general, a Participant will not recognize income at the time of grant of restricted shares, restricted share units, deferred share units or Performance Awards, unless the Participant elects with respect to restricted shares or restricted share units to accelerate income taxation to the date of the Award. In this event, a Participant would recognize ordinary income equal to the excess of the market value of the restricted shares over any amount the Participant pays for them (in which case subsequent gain or loss would be capital in nature). In the absence of an election to accelerate income taxation to the date of an Award, a Participant must recognize taxable compensation income equal to the value of any cash or shares of Common Stock that the Participant receives when the Award vests. The same tax consequences apply to Performance Awards.

Special Tax Provisions.   Under certain circumstances, the accelerated vesting, cash-out or accelerated lapse of restrictions on Awards in connection with a change in control of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Code section 280G, and the Participant may be subject to a 20% excise tax and the Company may be denied a tax deduction. Furthermore, the Company may not be able to deduct the aggregate compensation in excess of $1,000,000 attributable to Awards that are not “performance-based” within the meaning of Code section 162(m) in certain circumstances.

Income Taxes and Deferred Compensation.   The Plan provides that participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards (including any taxes arising under Section 409A of the Code), and that the Company will not have any obligation to indemnify or otherwise hold any Participant harmless from any or all of such taxes. Nevertheless, the Plan authorizes the Committee to organize a deferral program, to require deferral election forms, and to grant or to unilaterally modify any Award in a manner that (a) conforms with the requirements of Section 409A of the Code, (b) that voids any Participant election to the extent it would violate Section 409A of the Code, and (c) for any distribution election that would violate Section 409A of the Code, to make distributions pursuant to the Award at the earliest to occur of a distribution event that is allowable under Section 409A of the Code or any distribution event that is both allowable under Section 409A of the Code and is elected by the Participant, with the Committee’s consent, in accordance with Section 409A.

General Tax Law Considerations.   The preceding paragraphs are intended to be merely a summary of certain important tax law consequences concerning a grant of Awards under the Plan and the disposition of shares issued thereunder in existence as of the date of this Proxy Statement. Special rules may apply to the Company’s officers, directors or greater than ten percent stockholders. Participants in the Plan should review the current tax treatment with their individual tax advisors at the time of grant, exercise or any other transaction relating to an Award or the underlying shares.

New Plan Benefits.   The Committee will grant Awards under the Plan at its discretion. Consequently, it is not possible to determine at this time the amount or dollar value of Awards to be provided under the Plan, other than to note that the Committee has not granted Awards that are contingent upon the approval of the Plan.

RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal 3)

The Audit Committee has selected the firm of BDO Seidman, LLP (“BDO Seidman”) to act as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006, and has further directed that management submit the selection of the Company’s independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives of BDO Seidman are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of BDO Seidman as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, the Board of Directors is submitting the selection of BDO Seidman to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain BDO Seidman. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The Board of Directors unanimously recommends that you vote “FOR” ratification of the appointment of BDO Seidman as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006. The affirmative vote of a majority of the votes cast by holders of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required for approval of this proposal.

RELATIONSHIP OF THE COMPANY WITH
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table sets forth the fees billed to us by BDO Seidman, our independent registered public accounting firm, for each of the last two fiscal years.

	Fiscal Year Ended Dec. 31,
Fee Category	2004	2005
Audit Fees	$315,876	$337,362
Audit-Related Fees	$—	$—
Tax Fees	$66,329	$31,150
All other fees	—	—
Total	$382,205	$368,512

Audit Fees.   This category includes the audit of our annual consolidated financial statements, the review of financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by the Company’s independent registered public accounting firm in connection with statutory and regulatory filings or engagements related to those fiscal years. For 2004, Audit Fees include fees of $8,965 related to Section 404 of the Sarbanes-Oxley Act of 2002 with respect to internal controls over financial reporting, and for 2005, there were no Audit Fees related to Section 404 of the Sarbanes-Oxley Act of 2002 with respect to internal controls over financial reporting. For 2004, Audit Fees include assistance provided in connection with responding to a comment letter issued by the Securities and Exchange Commission.

Audit Related Fees.   This category consists of assurance and related services provided by BDO Seidman that were reasonably related to the performance of the audit or review of our financial statements, which are not reported above under “Audit Fees” and which were billed during those fiscal years. There were no such services provided during the years 2004 and 2005.

Tax Fees.   This category consists of professional services billed for those fiscal years and rendered by BDO Seidman for tax services, including tax compliance, tax advice and tax planning.

All Other Fees.   This category consists of fees for services related to all other services.

The Audit Committee of our Board of Directors has established a practice that requires the Audit Committee to pre-approve any audit or permitted non-audit services to be provided to us by our independent registered public accounting firm, BDO Seidman, in advance of such services being provided to us. Under the SEC rules, subject to certain de minimis criteria, pre-approval is required for all professional services rendered by our principal accountant. We are in compliance with these SEC rules.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act or the Exchange Act that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2005 with the Company’s management. The Audit Committee has discussed with BDO Seidman, LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee has also received the written disclosures and the letter from BDO Seidman, LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of BDO Seidman, LLP with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the SEC.

Submitted by the Audit Committee:
Winston E. Hickman, Chairman
David R. Dukes
Carol L. Miltner
Sam Yau

COMPENSATION OF EXECUTIVE OFFICERS

We are required by the SEC to disclose compensation earned during the last three fiscal years by (a) the Company’s Chief Executive Officer; (b) the Company’s four most highly compensated executive officers, other than the Chief Executive Officer, who were serving as executive officers at the end of Fiscal 2005 and (c) up to two additional individuals for whom such disclosure would have been provided under clause (a) and (b) above but for the fact that the individual was not serving as an executive officer of the Company at the end of Fiscal 2005; provided, however, that no disclosure need be provided for any executive officer, other than the Chief Executive Officer, whose total annual salary and bonus does not exceed $100,000.

Accordingly, the following sections disclose information regarding compensation earned during the last three fiscal years by (a) Mr. Thomas C.K. Yuen, the Company’s Chief Executive Officer; (b) Janet M. Biski, Alan D. Kraemer and Michael J. Franzi, the three most highly-compensated executive officers other than the Chief Executive Officer, who were serving as executive officers at the end of Fiscal 2005 and whose salary and bonus exceeded $100,000; and (c) Philip Wong, an individual for whom disclosure would be required as one of the Company’s most highly-compensated executive officers, but for the fact that he was not serving as an executive officer of the Company at the end of Fiscal 2005. All of these officers are referred to in this Proxy Statement as the “Named Executive Officers.”

Summary Compensation Table

	Annual Compensation						Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary($)(1)		Bonus($)	Other Annual Compensation		Securities Underlying Options(#)	All Other Compensation
Thomas C.K. Yuen	2005	$300,000		$58,149	—	*	11,250	$3,750	(2)
Chairman, Chief Executive	2004	$300,000		$8,091	—	*	—	$3,375	(2)
Officer and President	2003	$300,000		$18,000	—	*	—	$2,815	(2)
Janet M. Biski(3)	2005	$200,000		$38,765	—	*	7,500	$6,036	(2)
Vice President	2004	$200,000		$5,015	—	*	—	$4,120	(2)
	2003	$200,000		—	—	*	—	$3,667	(2)
Alan D. Kraemer	2005	$234,165		$47,425	—	*	7,500	$6,300	(2)
Executive Vice President,	2004	$233,000		$8,779	—	*	8,000	$7,220	(2)
Chief Technology Officer	2003	$159,000		$13,900	—	*	—	$4,454	(2)
Philip Wong(4)	2005	$189,445	(5)	—	—	*	7,500	$34,444	(6)
President, ValenceTech Limited	2004	$250,000	(7)	—	—	*	159,000	$—
Michael J. Franzi	2005	$105,200	(8)	$12,743	—	*	100,000	$750

*                    The aggregate amount of perquisites and other benefits paid did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus of the Named Executive Officer.

(1)          Amounts include compensation deferred under the Company’s 401(k) plan.

(2)          Represents contributions by the Company for the benefit of the executive to the Company’s 401(k) Plan.

(3)          Ms. Biski served as Chief Financial Officer, Secretary and Treasurer until January 2, 2006, and served as Vice President from January 2, 2006 to March 31, 2006.

(Footnotes continued on the following page.)

(Footnotes continued from the preceding page.)

(4)          Mr. Wong joined the Company in March 2004 and served as President of ValenceTech Limited until September 11, 2005.

(5)          Includes a sales commission of $50,000.

(6)          Includes a severance payment of $33,333 and vacation pay of $1,111.

(7)          Includes a sales commission of $83,333.

(8)          Includes a sales commission of $30,200.

Stock Options

Stock Option Grants.   The following table shows all stock option grants to the Named Executive Officers during Fiscal 2005.

Option/SAR Grants in Last Fiscal Year

	Individual Grants
	Number of Securities Underlying Options/SARs	Percent of Total Options/ SARS Granted to Employees in Fiscal	Exercise or Base Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
Name	Granted(#)(1)	Year(2)	(#/Sh)(3)	Date	5% ($)	10% ($)
Thomas C.K. Yuen	11,250	2%	$4.01	3/29/2015	$28,371	$71,898
Janet M. Biski	7,500	1.7%	$4.01	3/29/2015	$18,914	$47,932
Alan D. Kraemer	7,500	1.7%	$4.01	3/29/2015	$18,914	$47,932
Philip Wong	7,500	1.7%	$4.01	3/29/2015	$18,914	$47,932
Michael J. Franzi	100,000	22%	$5.74	8/16/2015	$360,986	$914,808

(1)          All options were granted under our 1996 Long Term Incentive Plan. These options became exercisable in 16 equal, quarterly installments following the grant date. Upon a change in control of the Company (as defined in the stock option agreements relating to the respective plans), the options shall, notwithstanding the installment vesting provisions, become immediately exercisable in full.

(2)          Based on an aggregate of 573,775 options granted to all employees during Fiscal 2005.

(3)          All options were granted at the fair market value on the date of grant.

(4)          We are required by the SEC to use 5% and 10% assumed rate of appreciation over the ten year option term. This does not represent our estimate or projection of the future common stock price. If the common stock does not appreciate, the Named Executive Officers will receive no benefit from the options.

Option Exercises/Fiscal Year End Value.   The following table shows stock option exercises by the Named Executive Officers during Fiscal 2005 and the value of unexercised stock options held by the Named Executive Officers as of the end of Fiscal 2005.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option/SAR Values

	Shares Acquired on	Value Realized	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year End(2)		Value of Unexercised In-the-Money Options/SARs at Fiscal Year End(3)
Name	Exercise(#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Thomas C.K. Yuen	—	—	473,387	20,625	$1,166,356	$67,630
Janet M. Biski	—	—	187,500	70,000	$658,125	$238,650
Alan D. Kraemer	14,483	$34,180	173,197	18,125	$409,313	$44,906
Philip Wong	—	—	—	—	—	—
Michael J. Franzi	—	—	—	100,000	—	$84,000

(1)          Represents the positive difference between the exercise price of the options and the fair market value determined on the date of exercise.

(2)          Does not include options to purchase shares of common stock of our wholly-owned subsidiary, SRSWOWcast. At the end of 2005, Mr. Yuen held options to purchase 650,000 shares of SRSWOWcast common stock, all of which were exercisable. At the end of 2005, Mr. Kraemer held options to purchase 300,000 shares of SRSWOWcast common stock, all of which were exercisable. There is no public market for SRSWOWcast’s common stock.

(3)          Represents the positive difference between the closing price of the Common Stock on December 30, 2005, which was $6.58 (the last stock trading day of Fiscal 2005) and the exercise price of the options.

Employment Contracts and Termination of Employment and Change of Control Arrangements

Employment Contracts

Thomas C.K. Yuen.   The Company entered into an employment agreement with Mr. Yuen effective as of July 1, 1996. The agreement provided for a fixed base salary, with annual increases and performance bonuses at the discretion of the Board of Directors. The agreement provides for a base salary for Mr. Yuen of $175,000 per year commencing July 1, 1996 and $225,000 per year for the 12-month period commencing January 1, 1997; such base salary to be adjusted, thereafter, by the Board of Directors, but not to be reduced below the initial base salary provided in the agreement. Mr. Yuen’s employment agreement provides that he should devote at least 40% of his time (based on an average eight hour work day) to the business of the Company. Mr. Yuen is permitted to directly engage in other business activities provided such activities are not competitive with the Company. The employment agreement with Mr. Yuen could be terminated by the Company for cause, which is defined as (a) the failure to follow the reasonable instructions of the Board of Directors, (b) the material breach of any term of the employment agreement and failure to cure such breach within 10 days after written notice thereof from the Company, or (c) the misappropriation of assets of the Company or any subsidiary by Mr. Yuen resulting in a material loss to such entity. Mr. Yuen could terminate the employment agreement upon 60 days prior written notice.

The initial term of the employment agreement was two years. The agreement automatically renews for additional one-year periods unless prior notice of termination is given by either the Company or Mr. Yuen. Mr. Yuen’s employment agreement has been automatically renewed for each successive one-year period. Effective April 1, 2000, on the basis of Mr. Yuen’s commitment to devote substantially greater time to the business of the Company the Compensation Committee of the Board set Mr. Yuen’s annual salary at $300,000.

In the event the Company either terminates Mr. Yuen’s employment agreement at the end of the current term, or terminates such employment agreement during the current term without cause, Mr. Yuen is entitled to receive his salary and benefits for the remainder of the current term of his employment agreement plus an additional period of 12 months. During such period, Mr. Yuen is obligated to provide advisory services and may not compete with the Company. In addition, Mr. Yuen’s employment agreement provides for the acceleration of the date of vesting for outstanding stock options if Mr. Yuen is terminated or terminates his employment for certain enumerated reasons within 90 days before or one year after a change in control in the Company, as defined in the employment agreement.

Alan D. Kraemer.   The Company entered into an employment agreement with Mr. Kraemer effective as of July 1, 1996. Such agreement provides for a fixed base salary, with annual increases and performance bonuses at the discretion of the Board of Directors. The agreement provides for base salary of $65,000 per year commencing July 1, 1996. Thereafter, such base salary may be adjusted by the Board of Directors and/or Compensation Committee, but it may not be reduced below the initial base salary provided in the agreement. Mr. Kraemer’s employment agreement acknowledges that he serves as President of Sierra Digital and that he may continue to do so while employed by the Company. The employment agreement may be terminated by the Company for cause which is defined as (a) the failure to follow the reasonable instructions of the Board of Directors, (b) the material breach of any term of the employment agreement and failure to cure such breach within ten (10) days after written notice thereof from the Company, or (c) the misappropriation of assets of the Company or any subsidiary by Mr. Kraemer resulting in a material loss to such entity. The employment agreement may be terminated by Mr. Kraemer upon sixty (60) days prior written notice. The initial term of the employment agreement was from May 1, 1996 to April 30, 1999. The employment agreement automatically renews for additional one (1) year periods unless prior notice of termination is given by either the Company or the employee. The employment agreement has been automatically renewed for each successive renewal period. In the event that the Company either terminates the employment agreement at the end of the current term, or terminates the employment agreement during the current term without cause, Mr. Kraemer is entitled to receive his salary and benefits for the remainder of the current term of the employment agreement plus an additional period of twelve months. During such period, Mr. Kraemer is obligated to provide advisory services and may not compete with the Company. The employment agreement also generally provides Mr. Kraemer with compensation for the remainder of the current term plus an additional 12 months and certain other benefits and for the acceleration of the date of vesting for outstanding stock options if Mr. Kraemer is terminated or terminates his employment for certain enumerated reasons within 90 days before or one year after a change in control in the Company, as defined in the employment agreement.

Michael Franzi.   In June 2005, the Company entered into an employment letter agreement with Mr. Franzi. Pursuant to the terms of the employment letter, the Company hired Mr. Franzi as its Vice President, Sales—Licensing, effective as of August 16, 2005. The employment letter, which contemplates an “at-will” employment relationship, provides that Mr. Franzi will receive an annual base salary of $200,000, be eligible to participate in the Company’s bonus plan on the same terms as the Company’s other executives, be eligible to earn a commission of $20,000 per quarter, subject to pro rata upward or downward adjustment reflecting quarterly revenue performance against quarterly revenue goals, and an annual bonus of $20,000 at year end based on strategic account initiatives. Pursuant to his letter agreement, the Company agreed to grant Mr. Franzi an option to purchase 100,000 shares of the Company’s common stock pursuant to the Company’s 1996 Amended and Restated 1996 Long-Term Incentive Plan. as amended.

2005 Change in Control Plan

In April 2005, the Company’s Board of Directors adopted the SRS Labs, Inc. 2005 Change in Control Protection Plan (the “Change in Control Plan”). Under the Change in Control Plan, employees of the Company and its subsidiaries selected by the Company’s Board of Directors are eligible to participate in the Change in Control Plan. This Change in Control Plan generally provides that if a participant’s employment with the Company is terminated without cause or if the participant resigns for good reason during a two year period following a change in control, the participant will be entitled to receive a severance payment. Under the Change in Control Plan, the size of severance payment that would be due to a participant upon the occurrence of a covered termination ranges from one to two times the participant’s average taxable income during five years preceding the change in control, depending on the participant’s position with the Company. The Change in Control Plan also provides that the Company will pay a participant’s COBRA premiums for a period of 18 months following a covered termination.

Under the Change in Control Plan, Thomas C. K. Yuen, the Company’s Chairman and Chief Executive Officer, would be entitled to two times his annual compensation upon the occurrence of a covered termination within a two year period following a change in control, Alan D. Kraemer, the Company’s Executive Vice President and Chief Technology Officer, would be entitled to one and one-half times his annual compensation upon the occurrence of a covered termination within a two year period following a change in control, and Michael Franzi, the Company’s Vice President, Sales Licensing would be entitled to one times his annual compensation upon the occurrence of a covered termination within a two year period following a change in control. Any participant who has an employment agreement or severance agreement with the Company that provides for severance-related benefits will not be entitled to receive any benefits under the Change in Control Plan, unless the participant waives any and all severance benefits under the employment or severance agreement within five business days after a covered termination.

In addition to the agreements described above, certain of the Company’s stock option plans contain termination or change of control provisions.

Transition Agreement

On March 31, 2006, the Company and Janet M. Biski, Vice President of the Company, entered into a Transition Agreement and General Release (the “Transition Agreement”) and Amendment No. 1 to Employment Agreement. Pursuant to the Transition Agreement, Ms. Biski’s status as an officer, an employee and in all other capacities with the Company and its affiliates ended on March 31, 2006. Under the Transition Agreement, Ms. Biski agreed to a general release of all claims against the Company and its affiliates. The Transition Agreement also contains other customary provisions including Ms. Biski’s statutory rights under the Older Workers Benefit Protection Act. Pursuant to the Transition Agreement and Amendment No.1 to Employment Agreement, Ms. Biski will receive a transition payment in the gross amount of $150,000 (the “Transition Payment”), which is equal to nine months of her base salary, less deductions required by law, payable as follows: a single payment of $100,000 made within two business days after the expiration of six months commencing on the day after March 31, 2006 and, thereafter, the balance in six equal bi-monthly installments. In connection with the Transition Agreement and Amendment No. 1 to Employment Agreement, Ms. Biski acknowledges that the Transition Payment shall be in lieu of, and shall satisfy, any and all rights she may have under her Employment Agreement with the Company accepted by Ms. Biski on November 11, 2002 (the “Employment Agreement”) and her Participation Agreement with the Company dated April 27, 2005 under the Change in Control Plan (the “Participation Agreement”), both of which documents were cancelled as of March 31, 2006, except for any obligations in the Employment Agreement that continue after Ms. Biski’s employment relationship with the Company and its affiliates ended.

Securities Authorized for Issuance Under Equity Compensation Plans

The following equity compensation plans have been approved by the Company’s stockholders: the SRS Labs, Inc. Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan (the “1993 Plan”), the SRS Labs, Inc. Amended and Restated 1996 Long-Term Incentive Plan, As Amended (the “1996 Plan”), and the SRS Labs, Inc. Amended and Restated 1996 Non-employee Directors’ Stock Option Plan (the “Non-employee Directors Plan”). We do not have any equity compensation plans other than those approved by our stockholders.

The following table sets forth information regarding the number of shares of our Common Stock that may be issued pursuant to our equity compensation plans or arrangements as of the end of Fiscal 2005.

Equity Compensation Plan Information

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	4,444,254	(1)(2)	$4.41	2,562,863	(3)
Equity compensation plans not approved by security holders	—		—	—
Total	4,444,254		$4.41	2,562,863

(1)          Represents shares of Common Stock that may be issued pursuant to outstanding options granted under the following plans: 4,314,254 shares under the 1996 Plan and 130,000 shares under the Non-employee Directors Plan.

(2)          No options have been granted under the 1993 plan since June 7, 1996. The 1993 plan expired on December 10, 2003.

(3)          Represents shares of Common Stock that may be issued pursuant to options available for future grant under the following plans: 2,192,863 shares under the 1996 Plan and 370,000 shares under the Non-employee Directors Plan.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Company’s Board of Directors is comprised of David R. Dukes, Winston E. Hickman, Carol L. Miltner and Sam Yau. No member of the Compensation Committee during 2005 has ever served as an officer or an employee of the Company or any of its subsidiaries.

Report on Executive Compensation

This Report on Executive Compensation shall not be deemed incorporated by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Compensation Committee views the compensation process to be evolutionary. Recognizing that this is a complex area and that there is no perfect program that meets the needs of every company, change should be expected from time to time. The Compensation Committee evaluates performance in a changing economic and regulatory environment against the backdrop of the Company’s evolution as a leading provider of audio and voice enhancement technology solutions.

During Fiscal 2005, the Company’s compensation philosophy for all of its executive officers was based upon three primary themes: (a) offer base compensation sufficient to attract and retain high quality management talent; (b) provide variable compensation components (including short and long-term incentive awards) which are linked with the performance of the Company and that align executive remuneration with the interests of the stockholders; and (c) provide a benefits package which is competitive with similarly situated companies. The Compensation Committee engaged a compensation advisor to perform a competitive analysis of the Company’s executive and management compensation programs and to assist the Committee in 2005. Although the Compensation Committee believes the Company’s compensation package for its executive officers is competitive with similarly situated companies, the Compensation Committee did not specifically compare the Company’s compensation with the compensation provided by the members of the peer groups referenced in the performance graph below.

With respect to the compensation of the Chief Executive Officer, the Compensation Committee reviews and approves on an annual basis the corporate goals and objectives with respect to the compensation of the Chief Executive Officer and at least once a year evaluates the Chief Executive Officer’s performance in light of those established goals and objectives. Based upon that evaluation, the Compensation Committee then recommends to the full Board of Directors for determination the compensation of the Chief Executive Officer, including incentive pay. Among the most important goals and objectives that the Compensation Committee and the Board considered were achievement of financial results, strategic management and planning and management team building. In addition, the Compensation Committee and the Board took into account the net income of the Company as the principal financial measure in determining the Chief Executive’s Officer’s incentive compensation.

In Fiscal 2005, the Compensation Committee introduced individual MBOs as a tool to evaluate and motivate the performance of the Company’s other executive officers. These individual MBOs, comprised of strategic and operating objectives, were developed in connection with an interactive process between executive management and each individual executive. The resulting MBOs were used as one of a number of guidelines which assisted the Chief Executive Officer in making recommendations to the Compensation Committee for their use in making decisions relating to several of the components of compensation discussed below, such as base salary increases, stock option awards under the Company’s Amended and Restated 1996 Long-Term Incentive Plan, as Amended, and merit bonus awards.

Also in Fiscal 2005, the Company established the SRS Labs, Inc. 2005 Change in Control Protection Plan to (the “Change in Control Plan”) to address retention concerns for certain key employees of the Company. The Compensation Committee and the Board were of the view that this Change in Control Plan served an important part of the executive compensation needs of the Company.

Tax Law Limits on Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”) limits deductions for certain executive compensation in excess of $1 million. Certain types of compensation in excess of $1 million are deductible only if performance criteria related to such compensation are specified in detail and the stockholders have approved the compensation arrangements. The Company believes that it is in the best interests of its stockholders to structure compensation plans to achieve deductibility under Section 162(m), except where the benefit of such deductibility is outweighed by the need for flexibility or the attainment of other corporate objectives.

The Board will continue to monitor issues concerning the deductibility of executive compensation and will take appropriate action if and when it is warranted. Since corporate objectives may not always be consistent with the requirements for full deductibility, the Board is prepared, if it deems appropriate, to enter into compensation arrangements or pay compensation under which payments may not be deductible under Section 162(m); such deductibility will not be the sole factor used by the Board in ascertaining appropriate levels or modes of compensation.

In 2005, since no executive officer of the Company was expected to earn compensation of $1,000,000 or more (as calculated under Section 162(m)), the Company did not take steps to avail itself of all potential deductions for executive officer compensation in excess of $1,000,000.

Compensation Program Components

In 2005, the components of the Company’s executive compensation program consisted of (a) base salary; (b) the opportunity to earn a profit-sharing awards and quarterly and annual bonus awards under the SRS Labs, Inc. 2005 Profit Sharing and Bonus Plan (the “Profit Sharing and Bonus Plan”); (c) awards under the Company’s Amended and Restated 1996 Long-Term Incentive Plan, as Amended; (d) individual merit bonuses; and (e) participation in the Company’s 2005 Change of Control Protection Plan.

The components of compensation to the Chief Executive Officer and the other executive officers of the Company that were directly related to the Company’s performance were compensation to be earned under the Company’s Profit Sharing and Bonus Plan and discretionary bonus awards. The Compensation Committee also considers the Company’s performance as a primary factor in granting the number of stock options and annual base salary increases. Of course, the compensation benefits related to stock option grants are related to the Company’s performance as reflected in the price of the Common Stock underlying the option.

Base Salary.   Salaries are evaluated annually for all executive officers, including the Chief Executive Officer. In 2005, Mr. Yuen’s base salary remained unchanged at $300,000 per year. With the exception of the Executive Vice President, Chief Technology Officer, whose base salary was adjusted upward by 12% in 2005, no other executive officer’s base salary was changed. In determining the appropriate salary levels for the executive officers, the Compensation Committee considers, among other factors, the officer’s scope of responsibility, prior experience, past performance and prevailing compensation levels for similar positions at comparable companies.

2005 Profit Sharing and Bonus Plan.   In 2005, all of the Company’s full-time employees, including the Chief Executive Officer and the other executive officers of the Company, were eligible to receive profit sharing awards and quarterly and annual bonus awards payments under the Profit Sharing and Bonus Plan. The Profit Sharing and Bonus Plan (a) recognizes that employees’ and management’s contribution to stockholders returns comes from maximizing earnings and the quality of those earnings, and (b) is designed to provide a performance-based incentive for all Company employees, including executive officers, and to attract and retain qualified personnel. Under the Profit Sharing and Bonus Plan, bonuses are paid based on a percentage of the excess of the Company’s actual net income for the applicable fiscal year over targeted net income goals for that year, and profit-sharing payments are tied to a percentage of net income. Bonus amounts and profit-sharing payments under the Profit Sharing and Bonus Plan were based upon a percentage of the recipient’s annual salary. The targets for the Profit Sharing and Bonus Plan were established for 2005 by the Board of Directors. The Profit Sharing and Bonus Plan was administered by the Compensation Committee for 2005 and is subject to change or termination by the Company at any time. Payment of $40,711 was made to the Chief Executive Officer and payment of an aggregate of $113,233 was made to the Company’s other executive officers and key employees relating to profit sharing and bonus amounts earned under the Profit Sharing and Bonus Plan.

Amended and Restated 1996 Long-Term Incentive Plan.   In 2005, the Compensation Committee awarded 11,250 options to the Chief Executive Officer, and options to purchase an aggregate of 122,500 shares of Common Stock to the Company’s other Named Executive Officers. To date, the Compensation Committee has viewed the options program as a necessary supplement to the base salary to provide a competitive compensation package as well as a reward and an incentive for superior on-the-job performance. See the table under this caption “Compensation of Executive Officers—Stock Options—Option Grants in Last Fiscal Year” herein.

Discretionary Merit Bonuses.   Based upon the overall performance of the Company and their individual and collective performance as an executive management team in 2005, Thomas C.K. Yuen, the Company’s Chief Executive Officer earned a merit bonus in the amount of $17,438 and the Company’s other executive officers earned merit bonuses in the aggregate amount of $55,686.

2005 Change of Control Protection Plan.   The Company adopted the Change in Control Plan to address retention concern for certain key employees of the Company. Under the Change in Control Plan, employees of the Company and its subsidiaries selected by the Board of Directors are eligible to participate. The Change in Control Plan generally provides that if a participant’s employment is terminated without cause or if the participant resigns for good reason, as defined in the Plan, the participant will be entitled to receive a severance payment. The size of the severance payment payable upon the occurrence of a covered termination ranges from one to two times the participant’s average taxable income during five years preceding the change of control, depending on the participant’s position with the Company, plus payment of the participant’s COBRA premiums for a period of 18 months following a covered termination. Under the Change in Control Plan, the Chief Executive Officer, Thomas C. K. Yuen, would be entitled to two times his annual compensation upon the occurrence of a covered termination within a two year period following a change in control. Any participant, like Mr. Yuen, that has an employment agreement or severance agreement with the Company that provides for severance-related benefits will not be entitled to receive any benefits under the Change in Control Plan unless the participant waives any and all severance benefits under the employment or severance agreement within five business days after a covered termination. No severance payments were made under the Change in Control Plan in 2005.

SRS LABS, INC.
COMPENSATION COMMITTEE
Carol L. Miltner, Chair
David R. Dukes
Winston E. Hickman
Sam Yau

Performance Graph

The following performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The following graph compares the cumulative total stockholder return on the Common Stock for the last five fiscal years with the cumulative total return on (a) the S&P Smallcap 600 Index and (b) the following four peer companies selected by the Company: LSI Logic Corp., Rambus, Inc., Spatializer Audio Laboratories and Virage Logic Corp. The search was limited to publicly traded companies in the audio enhancements and technology business or the semiconductor business. This peer group is subject to occasional change as the Company or its competitors change their focus, merge or are acquired, undergo significant changes, or as new competitors emerge. The comparison assumes $100 was invested on December 31, 2000, in SRS Labs stock and in each of the indices shown and assumes that all of the dividends were reinvested.

The comparisons in this table are required by the SEC and, therefore, are not intended to forecast or be indicative of possible future performance of the Common Stock.

Comparison of Cumulative Total Return

Comparison of 5 year Cumulative Total Return* among SRS Labs, Inc., the S&P SmallCap 600 index and a peer group

TRANSACTIONS WITH MANAGEMENT
AND OTHERS

The Company’s corporate headquarters are located in Santa Ana, California, in a 23,400 square foot facility consisting of office and warehouse space. The Company leases the facility from Daimler Commerce Partners, L.P. (the “Partnership”), an affiliated partnership. The general partner of the Partnership is Conifer Investments, Inc. (“Conifer”). The sole shareholders of Conifer are Thomas C.K. Yuen and Misako Yuen, as co-trustees of The Thomas Yuen Family Trust (the “Trust”), and the executive officers of Conifer include Mr. and Mrs. Yuen. Mr. and Mrs. Yuen, as co-trustees of the Trust, also beneficially own a significant amount of the outstanding shares of Common Stock. Mr. Yuen is the Chairman of the Board and Chief Executive Officer of the Company. Pursuant to the Company’s lease agreement with the Partnership, the Company leases all 23,400 square feet of space at the above-referenced facility. The lease has a term of three years commencing in June 2005 and expiring in May 2008, with an option to renew for an additional three years. The Company paid the Partnership rent of $222,066 during 2005.

In October 2005, the Company entered into an employment letter agreement dated September 30, 2005, with David Frerichs. Pursuant to the terms of the employment letter, the Company hired Mr. Frerichs as its Executive Vice President, Strategic Marketing and Corporate Development effective as of November 14, 2005, his first date of employment. The employment letter, which contemplates an “at-will” employment relationship, provides that Mr. Frerichs will receive an annual base salary of $250,000, a relocation bonus of $75,000 (before tax gross-up) and be eligible to participate in the Company’s bonus plan on the same terms as the Company’s other executives. Upon a change of control, Mr. Frerichs will receive 1.5 times his base annual salary, all of his outstanding unvested stock options will vest and the post-termination exercise period for all options will be extended to one year. If the Company terminates Mr. Frerichs, he will be entitled to severance in the amount of six months of his annual base salary, six months of paid health benefits and his outstanding unvested stock options will be accelerated as follows: 25% if terminated during his first year of employment and 50% if terminated during the second year, 75% if terminated during the third year and 100% if terminated after the completion of the third year of employment. Consistent with the terms of the employment letter, on November 14, 2005, Mr. Frerichs was granted an option to purchase 150,000 shares of the Company’s common stock at an exercise price of $5.75 per share pursuant to the Company’s 1996 Amended and Restated 1996 Long-Term Incentive Plan and the related form of Nonqualified Stock Option Agreement.

In the opinion of management, the terms of the above-described agreements are fair and reasonable and as favorable to the Company as those which could have been obtained from unrelated third parties at the time of their execution.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Officers, directors and beneficial owners of more than 10% of our Common Stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required during Fiscal 2005, our officers, directors and beneficial owners of more than 10% of our Common Stock complied with all Section 16(a) filing requirements.

SUBMISSION OF STOCKHOLDER PROPOSALS
AND DIRECTOR NOMINATIONS FOR THE 2007 ANNUAL MEETING

The Company’s current Bylaws include (a) a provision setting forth certain procedures relating to the nomination of directors (the “Nomination Bylaw”) and (b) a provision setting forth certain procedures for properly bringing business before an annual meeting of the stockholders (the “Stockholder Proposal Bylaw”).

Nominations of Directors for the 2007 Annual Meeting

No person will be eligible for election as a director unless nominated in accordance with the provisions of the Nomination Bylaw. Nominations of persons for election to the Board of Directors may be made by (a) the Board of Directors or a committee appointed by the Board of Directors or (b) any stockholder who (i) is a stockholder of record at the time of giving the notice provided for in the Nomination Bylaw, (ii) will be entitled to vote for the election of directors at the Annual Meeting and (iii) complies with the notice procedures set forth in the Nomination Bylaw.

Nominations by stockholders must be made in written form to the Secretary of the Company. Under the Nomination Bylaw, to be timely for an annual meeting, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not more than 90 days nor less than 60 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of an annual meeting is changed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be received by us not later than the close of business on the 10th day following the day on which public announcement of the date of the meeting is first made.

Therefore, in order to be timely for the 2007 Annual Meeting, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices at SRS Labs, Inc., 2909 Daimler Street, Santa Ana, California 92705, Attention: Corporate Secretary, not earlier than March 24, 2007 and not later than April 23, 2007. To be effective, the written notice must include (a) the name and address as they appear on our books, of the stockholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made; (b) a representation that the stockholder giving the notice is a holder of record of our stock entitled to vote at the 2007 Annual Meeting and intends to appear in person or by proxy at the 2007 Annual Meeting to nominate the person or persons specified in the notice; (c) the class and number of shares of the Company owned beneficially and of record by the stockholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made; (d) a description of all arrangements or understandings between or among any of (i) the stockholder giving the notice, (ii) the beneficial owner on whose behalf the notice is given, (iii) each nominee, and (iv) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder giving the notice; (e) such other information regarding each nominee proposed by the stockholder giving the notice as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, by the Board; and (f) the signed consent of each nominee to serve as a director of the Company if so elected.

Stockholder Proposals for the 2007 Annual Meeting

Under the terms of the Stockholder Proposal Bylaw, to be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, (c) otherwise properly brought before an annual meeting by a stockholder. For business (other than the nomination of directors, which is governed by the Nomination Bylaw) to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company.

To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that if the annual meeting is not held within 30 days before or after such anniversary date, then for the notice by the stockholder to be timely it must be so received not later than the close of business on the 10th day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first. Therefore, in order to be timely for the 2007 Annual Meeting, a stockholder’s notice regarding a proposal must be delivered to or mailed and received at our principal executive offices not earlier than March 24, 2007 and not later than April 23, 2007.

To be effective, the written notice must include, as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company’s books, of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (c) the class and number of shares of the Company which are beneficially owned by the stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, and (d) any material interest of the stockholder in such business and the beneficial owner, if any, on whose behalf the proposal is made.

Any stockholder wishing to bring business before the 2007 Annual Meeting, who would like the Company to consider the inclusion of such proposal in the Company’s proxy materials relating to the 2007 Annual Meeting under Rule 14a-8 under the Exchange Act, also must submit such proposal to the Company and such proposal must be mailed and received at our principal executive offices no later than January 17, 2007. However, if the date of the 2007 Annual Meeting is changed by more than 30 days from the first anniversary of the Annual Meeting, the deadline for submission of a stockholder proposal for inclusion in the Company’s proxy statement will be a reasonable time before the Company mails its proxy materials for the 2007 Annual Meeting, and the Company will disclose the deadline in a report filed with the SEC. You should direct any such stockholder proposals to the attention of the Secretary of the Company at our address set forth on the first page of this Proxy Statement.

With respect to any proposal that a stockholder of the Company presents at the annual meeting of stockholders to be held in the year 2007 that is not submitted for inclusion in the Company’s proxy materials pursuant to Rule 14a-8 under the Exchange Act, the proxy for such annual meeting of stockholders will confer discretionary voting authority to vote on such stockholder proposal to the extent permitted under Rule 14a-4 under the Exchange Act.

ANNUAL REPORT

You may obtain, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, including the financial statements and the financial statement schedules required to be filed with the SEC pursuant to rule 13a-1 of the Exchange Act. You may also obtain copies of exhibits to the Form 10-K, but we will charge a reasonable fee to stockholders requesting such exhibits. You should direct your request in writing to us at the address of the Company set forth on the first page of this Proxy Statement, attention: Ulrich Gottschling, Secretary.

OTHER MATTERS

The Board of Directors does not intend to present any items of business other than those stated in the Notice of Annual Meeting of Stockholders. If other matters are properly brought before the meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

By Order of the Board of Directors,

Ulrich Gottschling
Chief Financial Officer, Treasurer and Secretary
Santa Ana, California
April 28, 2006

APPENDIX A

SRS LABS, INC.

2006 Stock Incentive Plan

1.   Establishment, Purpose, and Types of Awards

SRS Labs, Inc.(the “Company”) hereby establishes this equity-based incentive compensation plan to be known as the “SRS Labs, Inc. 2006 Stock Incentive Plan” (hereinafter referred to as the “Plan”), in order to provide incentives and awards to select employees, directors, consultants, and advisors of the Company and its Affiliates.

The Plan permits the granting of the following types of awards (“Awards”), according to the Sections of the Plan listed here:

Section 6	Options
Section 7	Share Appreciation Rights
Section 8	Restricted Shares, Restricted Share Units, and Unrestricted Shares
Section 9	Deferred Share Units
Section 10	Performance Awards

The Plan is not intended to affect and shall not affect any stock options, equity-based compensation, or other benefits that the Company or its Affiliates may have provided, or may separately provide in the future pursuant to any agreement, plan, or program that is independent of this Plan.

2.   Defined Terms

Terms in the Plan that begin with an initial capital letter have the defined meaning set forth in Appendix A, unless defined elsewhere in this Plan or the context of their use clearly indicates a different meaning.

3.   Shares Subject to the Plan

Subject to the provisions of Section 13 of the Plan, the maximum number of Shares that the Company may issue for all Awards is 1,500,000 Shares, provided that the Company shall not make additional awards under the SRS Labs, Inc. Amended and Restated 1996 Long-Term Incentive Plan, As Amended. For all Awards, the Shares issued pursuant to the Plan may be authorized but unissued Shares, or Shares that the Company has reacquired or otherwise holds in treasury or in a trust.

Shares that are subject to an Award that for any reason expires, is forfeited, is cancelled, or becomes unexercisable, and Shares that are for any other reason not paid or delivered under the Plan shall again, except to the extent prohibited by Applicable Law, be available for subsequent Awards under the Plan. In addition, the Committee may make future Awards with respect to Shares that the Company retains from otherwise delivering pursuant to an Award either (i) as payment of the exercise price of an Award, or (ii) in order to satisfy the withholding or employment taxes due upon the grant, exercise, vesting or distribution of an Award. Notwithstanding the foregoing, but subject to adjustments pursuant to Section 13 below, the number of Shares that are available for ISO Awards shall be determined, to the extent required under applicable tax laws, by reducing the number of Shares designated in the preceding paragraph by the number of Shares granted pursuant to Awards (whether or not Shares are issued pursuant to such Awards), provided that any Shares that are either issued or purchased under the Plan and forfeited back to the Plan, or surrendered in payment of the Exercise Price for an Award shall be available for issuance pursuant to future ISO Awards.

4.   Administration

(a)   General.   The Committee shall administer the Plan in accordance with its terms, provided that the Board may act in lieu of the Committee on any matter. The Committee shall hold meetings at such times and places as it may determine and shall make such rules and regulations for the conduct of its business as it deems advisable. In the absence of a duly appointed Committee or if the Board otherwise chooses to act in lieu of the Committee, the Board shall function as the Committee for all purposes of the Plan.

(b)   Committee Composition.   The Board shall appoint the members of the Committee. If and to the extent permitted by Applicable Law, the Committee may authorize one or more Reporting Persons (or other officers) to make Awards to Eligible Persons who are not Reporting Persons (or other officers whom the Committee has specifically authorized to make Awards). The Board may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without Cause, and fill vacancies on the Committee however caused.

(c)   Powers of the Committee.   Subject to the provisions of the Plan, the Committee shall have the authority, in its sole discretion:

(i)    to determine Eligible Persons to whom Awards shall be granted from time to time and the number of Shares, units, or dollars to be covered by each Award;

(ii)   to determine, from time to time, the Fair Market Value of Shares;

(iii)  to determine, and to set forth in Award Agreements, the terms and conditions of all Awards, including any applicable exercise or purchase price, the installments and conditions under which an Award shall become vested (which may be based on performance), terminated, expired, cancelled, or replaced, and the circumstances for vesting acceleration or waiver of forfeiture restrictions, and other restrictions and limitations;

(iv)  to approve the forms of Award Agreements and all other documents, notices and certificates in connection therewith which need not be identical either as to type of Award or among Participants;

(v)    to construe and interpret the terms of the Plan and any Award Agreement, to determine the meaning of their terms, and to prescribe, amend, and rescind rules and procedures relating to the Plan and its administration; and

(vi)  in order to fulfill the purposes of the Plan and without amending the Plan, to modify, to cancel, or to waive the Company’s rights with respect to any Awards, to adjust or to modify Award Agreements for changes in Applicable Law, and to recognize differences in foreign law, tax policies, or customs; and

(vii) to make all other interpretations and to take all other actions that the Committee may consider necessary or advisable to administer the Plan or to effectuate its purposes.

Subject to Applicable Law and the restrictions set forth in the Plan, the Committee may delegate administrative functions to individuals who are Reporting Persons, officers, or Employees of the Company or its Affiliates.

(d)   Deference to Committee Determinations.   The Committee shall have the discretion to interpret or construe ambiguous, unclear, or implied (but omitted) terms in any fashion it deems to be appropriate in its sole discretion, and to make any findings of fact needed in the administration of the Plan or Award Agreements. The Committee’s prior exercise of its discretionary authority shall not obligate it to exercise its authority in a like fashion thereafter. The Committee’s interpretation and construction of any provision of the Plan, or of any Award or Award Agreement, shall be final, binding, and conclusive. The validity of any such interpretation, construction, decision or finding of fact shall not be given de novo review if challenged in court, by arbitration, or in any other forum, and shall be upheld unless clearly made in bad faith or materially affected by fraud.

(e)   No Liability; Indemnification.   Neither the Board nor any Committee member, nor any Person acting at the direction of the Board or the Committee, shall be liable for any act, omission, interpretation, construction or determination made in good faith with respect to the Plan, any Award or any Award Agreement. The Company and its Affiliates shall pay or reimburse any member of the Committee, as well as any Director, Employee, or Consultant who takes action on behalf of the Plan, for all expenses incurred with respect to the Plan, and to the full extent allowable under Applicable Law shall indemnify each and every one of them for any claims, liabilities, and costs (including reasonable attorney’s fees) arising out of their good faith performance of duties on behalf of the Plan. The Company and its Affiliates may, but shall not be required to, obtain liability insurance for this purpose.

5.   Eligibility

(a)   General Rule.   The Committee may grant ISOs only to Employees (including officers who are Employees) of the Company or any Affiliate that is a “parent corporation” or “subsidiary corporation” within the meaning of Section 424 of the Code, and may grant all other Awards to any Eligible Person. A Participant who has been granted an Award may be granted an additional Award or Awards if the Committee shall so determine, if such person is otherwise an Eligible Person and if otherwise in accordance with the terms of the Plan.

(b)   Grant of Awards.   Subject to the express provisions of the Plan, the Committee shall determine from the class of Eligible Persons those individuals to whom Awards under the Plan may be granted, the number of Shares subject to each Award, the price (if any) to be paid for the Shares or the Award and, in the case of Performance Awards, in addition to the matters addressed in Section 10 below, the specific objectives, goals and performance criteria that further define the Performance Award. Each Award shall be evidenced by an Award Agreement signed by the Company and, if required by the Committee, by the Participant. The Award Agreement shall set forth the material terms and conditions of the Award established by the Committee, and each Award shall be subject to the terms and conditions set forth in Sections 23, 24, and 25 unless otherwise specifically provided in an Award Agreement.

(c)   Limits on Awards.   During any calendar year, no Participant may receive Options and SARs that relate to more than 750,000 Shares. The Committee will adjust this limitation pursuant to Section 13 below.

(d)   Replacement Awards.   Subject to Applicable Laws (including any associated Shareholder approval requirements), the Committee may, in its sole discretion and upon such terms as it deems appropriate, require as a condition of the grant of an Award to a Participant that the Participant surrender for cancellation some or all of the Awards that have previously been granted to the Participant under this Plan or otherwise. An Award that is conditioned upon such surrender may or may not be the same type of Award, may cover the same (or a lesser or greater) number of Shares as such surrendered Award, may have other terms that are determined without regard to the terms or conditions of such surrendered Award, and may contain any other terms that the Committee deems appropriate. In the case of Options, these other terms may not involve an Exercise Price that is lower than the exercise price of the surrendered Option unless the Company’s shareholders approve the grant itself or the program under which the grant is made pursuant to the Plan.

6.   Option Awards

(a)   Types; Documentation.   The Committee may in its discretion grant ISOs to any Employee and Non-ISOs to any Eligible Person, and shall evidence any such grants in an Award Agreement that is delivered to the Participant. Each Option shall be designated in the Award Agreement as an ISO or a

Non-ISO, and the same Award Agreement may grant both types of Options. At the sole discretion of the Committee, any Option may be exercisable, in whole or in part, immediately upon the grant thereof, or only after the occurrence of a specified event, or only in installments, which installments may vary. Options granted under the Plan may contain such terms and provisions not inconsistent with the Plan that the Committee shall deem advisable in its sole and absolute discretion.

(b)   ISO $100,000 Limitation.   To the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as ISOs first become exercisable by a Participant in any calendar year (under this Plan and any other plan of the Company or any Affiliate) exceeds $100,000, such excess Options shall be treated as Non-ISOs. For purposes of determining whether the $100,000 limit is exceeded, the Fair Market Value of the Shares subject to an ISO shall be determined as of the Grant Date. In reducing the number of Options treated as ISOs to meet the $100,000 limit, the most recently granted Options shall be reduced first. In the event that Section 422 of the Code is amended to alter the limitation set forth therein, the limitation of this Section 6(b) shall be automatically adjusted accordingly.

(c)   Term of Options.   Each Award Agreement shall specify a term at the end of which the Option automatically expires, subject to earlier termination provisions contained in Section 6(h) hereof; provided, that, the term of any Option may not exceed ten years from the Grant Date. In the case of an ISO granted to an Employee who is a Ten Percent Holder on the Grant Date, the term of the ISO shall not exceed five years from the Grant Date.

(d)   Exercise Price.   The exercise price of an Option shall be determined by the Committee in its sole discretion and shall be set forth in the Award Agreement, provided that (i) if an ISO is granted to an Employee who on the Grant Date is a Ten Percent Holder, the per Share exercise price shall not be less than 110% of the Fair Market Value per Share on the Grant Date, and (ii) for all other Options, such per Share exercise price shall not be less than 100% of the Fair Market Value per Share on the Grant Date.

(e)   Exercise of Option.   The times, circumstances and conditions under which an Option shall be exercisable shall be determined by the Committee in its sole discretion and set forth in the Award Agreement. The Committee shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any such leave approved by the Company.

(f)    Minimum Exercise Requirements.   An Option may not be exercised for a fraction of a Share. The Committee may require in an Award Agreement that an Option be exercised as to a minimum number of Shares, provided that such requirement shall not prevent a Participant from purchasing the full number of Shares as to which the Option is then exercisable.

(g)   Methods of Exercise.   Prior to its expiration pursuant to the terms of the applicable Award Agreement, and subject to the times, circumstances and conditions for exercise contained in the applicable Award Agreement, each Option may be exercised, in whole or in part (provided that the Company shall not be required to issue fractional shares), by delivery of written notice of exercise to the secretary of the Company accompanied by the full exercise price of the Shares being purchased. In the case of an ISO, the Committee shall determine the acceptable methods of payment on the Grant Date and it shall be included in the applicable Award Agreement. The methods of payment that the Committee may in its discretion accept or commit to accept in an Award Agreement include:

(i)    cash or check payable to the Company (in U.S. dollars);

(ii)   other Shares that (A) are owned by the Participant who is purchasing Shares pursuant to an Option, (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is being exercised, (C) were not acquired by such Participant pursuant to the exercise of an Option, unless such Shares have been owned by such Participant for at least six months or such other period as the Committee may determine, (D) are all, at the time of such surrender, free and clear of any and all claims, pledges, liens and encumbrances, or any restrictions which would in any manner restrict the transfer of such shares to or by the Company (other than such restrictions as may have existed prior to an issuance of such Shares by the Company to such Participant), and (E) are duly endorsed for transfer to the Company;

(iii)  a cashless exercise program that the Committee may approve, from time to time in its discretion, pursuant to which a Participant may concurrently provide irrevocable instructions (A) to such Participant’s broker or dealer to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price of the Option plus all applicable taxes required to be withheld by the Company by reason of such exercise, and (B) to the Company to deliver the certificates for the purchased Shares directly to such broker or dealer in order to complete the sale; or

(iv)  any combination of the foregoing methods of payment.

The Company shall not be required to deliver Shares pursuant to the exercise of an Option until payment of the full exercise price therefore is received by the Company.

(h)   Termination of Continuous Service.   The Committee may establish and set forth in the applicable Award Agreement the terms and conditions on which an Option shall remain exercisable, if at all, following termination of a Participant’s Continuous Service. The Committee may waive or modify these provisions at any time. To the extent that a Participant is not entitled to exercise an Option at the date of his or her termination of Continuous Service, or if the Participant (or other person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified in the Award Agreement or below (as applicable), the Option shall terminate and the Shares underlying the unexercised portion of the Option shall revert to the Plan and become available for future Awards. In no event may any Option be exercised after the expiration of the Option term as set forth in the Award Agreement.

The following provisions shall apply to the extent an Award Agreement does not specify the terms and conditions upon which an Option shall terminate when there is a termination of a Participant’s Continuous Service:

(i)    Termination other than Upon Disability or Death or for Cause.   In the event of termination of a Participant’s Continuous Service (other than as a result of Participant’s death, disability, retirement or termination for Cause), the Participant shall have the right to exercise an Option at any time within 90 days following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.

(ii)   Disability.   In the event of termination of a Participant’s Continuous Service as a result of his or her being Disabled, the Participant shall have the right to exercise an Option at any time within one year following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.

(iii)  Retirement.   In the event of termination of a Participant’s Continuous Service as a result of Participant’s retirement, the Participant shall have the right to exercise the Option at any time within six months following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.

(iv)  Death.   In the event of the death of a Participant during the period of Continuous Service since the Grant Date of an Option, or within thirty days following termination of the Participant’s Continuous Service, the Option may be exercised, at any time within one year following the date of the Participant’s death, by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the right to exercise the Option had vested at the date of death or, if earlier, the date the Participant’s Continuous Service terminated.

(v)    Cause.   If the Committee determines that a Participant’s Continuous Service terminated due to Cause, the Participant shall immediately forfeit the right to exercise any Option, and it shall be considered immediately null and void.

(i)    Reverse Vesting.   The Committee in its sole discretion may allow a Participant to exercise unvested Non-ISOs, in which case the Shares then issued shall be Restricted Shares having analogous vesting restrictions to the unvested Non-ISOs.

7.   Share Appreciate Rights (SARs)

(a)   Grants.   The Committee may in its discretion grant Share Appreciation Rights to any Eligible Person, in any of the following forms:

(i)    SARs related to Options.   The Committee may grant SARs either concurrently with the grant of an Option or with respect to an outstanding Option, in which case the SAR shall extend to all or a portion of the Shares covered by the related Option. An SAR shall entitle the Participant who holds the related Option, upon exercise of the SAR and surrender of the related Option, or portion thereof, to the extent the SAR and related Option each were previously unexercised, to receive payment of an amount determined pursuant to Section 7(e) below. Any SAR granted in connection with an ISO will contain such terms as may be required to comply with the provisions of Section 422 of the Code and the regulations promulgated thereunder.

(ii)   SARs Independent of Options.   The Committee may grant SARs which are independent of any Option subject to such conditions as the Committee may in its discretion determine, which conditions will be set forth in the applicable Award Agreement.

(iii)  Limited SARs.   The Committee may grant SARs exercisable only upon or in respect of a Change in Control or any other specified event, and such limited SARs may relate to or operate in tandem or combination with or substitution for Options or other SARs, or on a stand-alone basis, and may be payable in cash or Shares based on the spread between the exercise price of the SAR, and (A) a price based upon or equal to the Fair Market Value of the Shares during a specified period, at a specified time within a specified period before, after or including the date of such event, or (B) a price related to consideration payable to Company’s shareholders generally in connection with the event.

(b)   Exercise Price.   The per Share exercise price of an SAR shall be determined in the sole discretion of the Committee, shall be set forth in the applicable Award Agreement, and shall be no less than 100% of the Fair Market Value of one Share. The exercise price of an SAR related to an Option shall be the same as the exercise price of the related Option.

(c)   Exercise of SARs.   Unless the Award Agreement otherwise provides, an SAR related to an Option will be exercisable at such time or times, and to the extent, that the related Option will be exercisable; provided that the Award Agreement shall not, without the approval of the shareholders of the Company, provide for a vesting period for the exercise of the SAR that is more favorable to the Participant than the exercise period for the related Option. An SAR may not have a term exceeding ten years from its Grant Date. An SAR granted independently of any other Award will be exercisable pursuant to the terms of the Award Agreement, but shall not, without the approval of the shareholders of the Company, provide for a vesting period for the exercise of the SAR that is more favorable to the Participant than the exercise period for the related Option. Whether an SAR is related to an Option or is granted independently, the SAR may only be exercised when the Fair Market Value of the Shares underlying the SAR exceeds the exercise price of the SAR.

(d)   Effect on Available Shares.   All SARs that may be settled in Shares shall be counted in full against the number of Shares available for award under the Plan, regardless of the number of Shares actually issued upon settlement of the SARs.

(e)   Payment.   Upon exercise of an SAR related to an Option and the attendant surrender of an exercisable portion of any related Award, the Participant will be entitled to receive payment of an amount determined by multiplying—

(i)    the excess of the Fair Market Value of a Share on the date of exercise of the SAR over the exercise price per Share of the SAR, by

(ii)   the number of Shares with respect to which the SAR has been exercised.

Notwithstanding the foregoing, an SAR granted independently of an Option (i) may limit the amount payable to the Participant to a percentage, specified in the Award Agreement but not exceeding one-hundred percent (100%), of the amount determined pursuant to the preceding sentence, and (ii) shall be subject to any payment or other restrictions that the Committee may at any time impose in its discretion, including restrictions intended to conform the SARs with Section 409A of the Code.

(f)    Form and Terms of Payment.   Subject to Applicable Law, the Committee may, in its sole discretion, settle the amount determined under Section 7(e) above solely in cash, solely in Shares (valued at their Fair Market Value on the date of exercise of the SAR), or partly in cash and partly in Shares, with cash paid in lieu of fractional shares. Unless otherwise provided in an Award Agreement, all SARs shall be settled in Shares as soon as practicable after exercise.

(g)   Termination of Employment or Consulting Relationship.   The Committee shall establish and set forth in the applicable Award Agreement the terms and conditions on which an SAR shall remain exercisable, if at all, following termination of a Participant’s Continuous Service. The provisions of Section 6(h) above shall apply to the extent an Award Agreement does not specify the terms and conditions upon which an SAR shall terminate when there is a termination of a Participant’s Continuous Service.

8.   Restricted Shares, Restricted Share Units, and Unrestricted Shares

(a)   Grants.   The Committee may in its sole discretion grant restricted shares (“Restricted Shares”) to any Eligible Person and shall evidence such grant in an Award Agreement that is delivered to the Participant and that sets forth the number of Restricted Shares, the purchase price for such Restricted Shares (if any), and the terms upon which the Restricted Shares may become vested. In addition, the Company may in its discretion grant the right to receive Shares after certain vesting requirements are met (“Restricted Share Units”) to any Eligible Person and shall evidence such grant in an Award Agreement that is delivered to the Participant which sets forth the number of Shares (or formula, that may be based on future performance or conditions, for determining the number of Shares) that the Participant shall be entitled to receive upon vesting and the terms upon which the Shares subject to a Restricted Share Unit may become vested. The Committee may condition any Award of Restricted Shares or Restricted Share Units to a Participant on receiving from the Participant such further assurances and documents as the Committee may require to enforce the restrictions. In addition, the Committee may grant Awards hereunder in the form of unrestricted shares (“Unrestricted Shares”), which shall vest in full upon the date of grant or such other date as the Committee may determine or which the Committee may issue pursuant to any program under which one or more Eligible Persons (selected by the Committee in its sole discretion) elect to receive Unrestricted Shares in lieu of cash bonuses that would otherwise be paid.

(b)   Vesting and Forfeiture.   The Committee shall set forth in an Award Agreement granting Restricted Shares or Restricted Share Units, the terms and conditions under which the Participant’s interest in the Restricted Shares or the Shares subject to Restricted Share Units will become vested and non-forfeitable. Except as set forth in the applicable Award Agreement or the Committee otherwise determines, upon termination of a Participant’s Continuous Service for any other reason, the Participant shall forfeit his or her Restricted Shares and Restricted Share Units; provided that if a Participant purchases the Restricted Shares and forfeits them for any reason, the Company shall return the purchase price to the Participant only if and to the extent set forth in an Award Agreement.

(c)   Issuance of Restricted Shares Prior to Vesting.   The Company shall issue stock certificates that evidence Restricted Shares pending the lapse of applicable restrictions, and that bear a legend making appropriate reference to such restrictions. Except as set forth in the applicable Award Agreement or the Committee otherwise determines, the Company or a third party that the Company designates shall hold such Restricted Shares and any dividends that accrue with respect to Restricted Shares pursuant to Section 8(e) below.

(d)   Issuance of Shares upon Vesting.   As soon as practicable after vesting of a Participant’s Restricted Shares (or right to receive Shares underlying Restricted Share Units) and the Participant’s satisfaction of applicable tax withholding requirements, the Company shall release to the Participant, free from the vesting restrictions, one Share for each vested Restricted Share (or issue one Share free of the vesting restriction for each vested Restricted Share Unit), unless an Award Agreement provides otherwise. No fractional shares shall be distributed, and cash shall be paid in lieu thereof.

(e)   Dividends Payable on Vesting.   Whenever Shares are released to a Participant or duly-authorized transferee pursuant to Section 8(d) above as a result of the vesting of Restricted Shares or the Shares underlying Restricted Share Units are issued to a Participant pursuant to Section 8(d) above, such Participant or duly-authorized transferee shall also be entitled to receive (unless otherwise provided in the Award Agreement), with respect to each Share released or issued, a number of Shares equal to the sum of (i) any stock dividends, which were declared and paid to the holders of Shares between the Grant Date and the date such Share is released from the vesting restrictions in the case of Restricted Shares or issued in the case of Restricted Share Units, and (ii) a number of Shares equal to the Shares that the Participant could have purchased at Fair Market Value on the payment date of any cash dividends for Shares if the Participant had received such cash dividends with respect to each Restricted Share or Share subject to a Restricted Share Unit Award between its Grant Date and its settlement date.

(f)    Section 83(b) Elections.   A Participant may make an election under Section 83(b) of the Code (the “Section 83(b) Election”) with respect to Restricted Shares. If a Participant who has received Restricted Share Units provides the Committee with written notice of his or her intention to make a Section 83(b) Election with respect to the Shares subject to such Restricted Share Units, the Committee may in its discretion convert the Participant’s Restricted Share Units into Restricted Shares, on a one-for-one basis, in full satisfaction of the Participant’s Restricted Share Unit Award. The Participant may then make a Section 83(b) Election with respect to those Restricted Shares. Shares with respect to which a Participant makes a Section 83(b) Election shall not be eligible for deferral pursuant to Section 9 below.

(g)   Deferral Elections.   At any time within the thirty-day period (or other shorter or longer period that the Committee selects in its sole discretion) in which a Participant who is a member of a select group of management or highly compensated employees (within the meaning of the Code) receives an initial Award of either Restricted Shares or Restricted Share Units (or before the calendar year in which a Participant receives a subsequent Award, subject to adjustments by the Committee in accordance with Code Section 409A), the Committee may permit the Participant to irrevocably elect, on a form provided by and acceptable to the Committee, to defer the receipt of all or a percentage of the Shares that would otherwise be transferred to the Participant upon the vesting of such Award. If the Participant makes this election, the Shares subject to the election, and any associated dividends and interest, shall be credited to an account established pursuant to Section 9 hereof on the date such Shares would otherwise have been released or issued to the Participant pursuant to Section 8(d) above.

9.   Deferred Share Units

(a)   Elections to Defer.   The Committee may permit any Eligible Person who is a Director, Consultant or member of a select group of management or highly compensated employees (within the meaning of the Code) to irrevocably elect, on a form provided by and acceptable to the Committee (the “Election Form”), to forego the receipt of cash or other compensation (including the Shares deliverable pursuant to any Award other than Restricted Shares for which a Section 83(b) Election has been made), and in lieu thereof to have the Company credit to an internal Plan account (the “Account”) a number of deferred share units (“Deferred Share Units”) having a Fair Market Value equal to the Shares and other compensation deferred. These credits will be made at the end of each calendar month during which compensation is deferred. Each Election Form shall take effect on the first day of the next calendar year (or on the first day of the next calendar month in the case of an initial election by a Participant who first receives an Award, subject to adjustments by the Committee in accordance with Code Section 409A) after its delivery to the Company, subject to Section 8(g) regarding deferral of Restricted Shares and Restricted Share Units and to Section 10(e) regarding deferral of Performance Awards, unless the Company sends the Participant a written notice explaining why the Election Form is invalid within five business days after the Company receives it. Notwithstanding the foregoing sentence: (i) Election Forms shall be ineffective with respect to any compensation that a Participant earns before the date on which the Company receives the Election Form, and (ii) the Committee may unilaterally make Awards in the form of Deferred Share Units, regardless of whether or not the Participant foregoes other compensation.

(b)   Vesting.   Unless an Award Agreement expressly provides otherwise, each Participant shall be 100% vested at all times in any Shares subject to Deferred Share Units.

(c)   Issuances of Shares.   The Company shall provide a Participant with one Share for each Deferred Share Unit in five substantially equal annual installments that are issued before the last day of each of the five calendar years that end after the date on which the Participant’s Continuous Service terminates, unless—

(i)    the Participant has properly elected a different form of distribution, on a form approved by the Committee, that permits the Participant to select any combination of a lump sum and annual installments that are completed within ten years following termination of the Participant’s Continuous Service, and

(ii)   the Company received the Participant’s distribution election form at the time the Participant elects to defer the receipt of cash or other compensation pursuant to Section 9(a), provided that such election may be changed through any subsequent election that (i) is delivered to the Company at least one year before the date on which distributions are otherwise scheduled to commence pursuant to the Participant’s election, and (ii) defers the commencement of distributions by at least five years from the originally scheduled commencement date.

Fractional shares shall not be issued, and instead shall be paid out in cash.

(d)   Crediting of Dividends.   Whenever Shares are issued to a Participant pursuant to Section 9(c) above, such Participant shall also be entitled to receive, with respect to each Share issued, a number of Shares equal to the sum of (i) any stock dividends, which were declared and paid to the holders of Shares between the Grant Date and the date such Share is issued, and (ii) a number of Shares equal to the Shares that the Participant could have purchased at Fair Market Value on the payment date of any cash dividends for Shares if the Participant had received such cash dividends between the Grant Date and the settlement date for the Deferred Share Units.

(e)   Emergency Withdrawals.   In the event a Participant suffers an unforeseeable emergency within the contemplation of this Section and Section 409A of the Code, the Participant may apply to the Company for an immediate distribution of all or a portion of the Participant’s Deferred Share Units. The unforeseeable emergency must result from a sudden and unexpected illness or accident of the Participant, the Participant’s spouse, or a dependent (within the meaning of Section 152(a) of the Code) of the Participant, casualty loss of the Participant’s property, or other similar extraordinary and unforeseeable conditions beyond the control of the Participant. Examples of purposes which are not considered unforeseeable emergencies include post-secondary school expenses or the desire to purchase a residence. In no event will a distribution be made to the extent the unforeseeable emergency could be relieved through reimbursement or compensation by insurance or otherwise, or by liquidation of the Participant’s nonessential assets to the extent such liquidation would not itself cause a severe financial hardship. The amount of any distribution hereunder shall be limited to the amount necessary to relieve the Participant’s unforeseeable emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution. The Committee shall determine whether a Participant has a qualifying unforeseeable emergency and the amount which qualifies for distribution, if any. The Committee may require evidence of the purpose and amount of the need, and may establish such application or other procedures as it deems appropriate.

(f)    Unsecured Rights to Deferred Compensation.   A Participant’s right to Deferred Share Units shall at all times constitute an unsecured promise of the Company to pay benefits as they come due. The right of the Participant or the Participant’s duly-authorized transferee to receive benefits hereunder shall be solely an unsecured claim against the general assets of the Company. Neither the Participant nor the Participant’s duly-authorized transferee shall have any claim against or rights in any specific assets, shares, or other funds of the Company.

10.   Performance Awards

(a)   Performance Units.   Subject to the limitations set forth in paragraph (c) hereof, the Committee may in its discretion grant Performance Units to any Eligible Person and shall evidence such grant in an Award Agreement that is delivered to the Participant which sets forth the terms and conditions of the Award.

(b)   Performance Compensation Awards.   Subject to the limitations set forth in paragraph (c) hereof, the Committee may, at the time of grant of a Performance Unit, designate such Award as a “Performance Compensation Award” (payable in cash or Shares) in order that such Award constitutes “qualified performance-based compensation” under Code Section 162(m), in which event the Committee shall have the power to grant such Performance Compensation Award upon terms and conditions that qualify it as “qualified performance-based compensation” within the meaning of Code Section 162(m). With respect to each such Performance Compensation Award, the Committee shall establish, in writing within the time required under Code Section 162(m), a “Performance Period,” “Performance Measure(s)”, and “Performance Formula(e)” (each such term being hereinafter defined). Once established for a Performance Period, the Performance Measure(s) and Performance Formula(e) shall not be amended or otherwise modified to the extent such amendment or modification would cause the compensation payable pursuant to the Award to fail to constitute qualified performance-based compensation under Code Section 162 (m).

A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that the Performance Measure(s) for such Award is achieved and the Performance Formula(e) as applied against such Performance Measure(s) determines that all or some portion of such Participant’s Award has been earned for the Performance Period. As soon as practicable after the close of each Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Measure(s) for the Performance Period have been achieved and, if so, determine and certify in writing the amount of the Performance Compensation Award to be paid to the Participant and, in so doing, may use negative discretion to decrease, but not increase, the amount of the Award otherwise payable to the Participant based upon such performance.

(c)   Limitations on Awards.   The maximum Performance Unit Award and the maximum Performance Compensation Award that any one Participant may receive for any one Performance Period shall not together exceed 1,000,000 Shares and $1,000,000 in cash. The Committee shall have the discretion to provide in any Award Agreement that any amounts earned in excess of these limitations will either be credited as Deferred Share Units, or as deferred cash compensation under a separate plan of the Company (provided in the latter case that such deferred compensation either bears a reasonable rate of interest or has a value based on one or more predetermined actual investments). Any amounts for which payment to the Participant is deferred pursuant to the preceding sentence shall be paid to the Participant in a future year or years not earlier than, and only to the extent that, the Participant is either not receiving compensation in excess of these limits for a Performance Period, or is not subject to the restrictions set forth under Section 162(b) of the Code.

(d)   Definitions.

(i)    “Performance Formula” means, for a Performance Period, one or more objective formulas or standards established by the Committee for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained or to be attained with respect to one or more Performance Measure(s). Performance Formulae may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

(ii)   “Performance Measure” means one or more of the following selected by the Committee to measure Company, Affiliate, and/or business unit performance for a Performance Period, whether in absolute or relative terms (including, without limitation, terms relative to a peer group or index): basic, diluted, or adjusted earnings per share; sales or revenue; earnings before interest, taxes, and other adjustments (in total or on a per share basis); basic or adjusted net income; returns on equity, assets, capital, revenue or similar measure; economic value added; working capital; total shareholder return; and product development, product market share, research, licensing, litigation, human resources, information services, mergers, acquisitions, sales of assets of Affiliates or business units. Each such measure shall be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Committee) and, if so determined by the Committee, and in the case of a Performance Compensation Award, to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.

(iii)  “Performance Period” means one or more periods of time (of not less than one fiscal year of the Company), as the Committee may designate, over which the attainment of one or more Performance Measure(s) will be measured for the purpose of determining a Participant’s rights in respect of an Award.

(e)   Deferral Elections.   At any time prior to the date that is at least six months before the close of a Performance Period (or shorter or longer period that the Committee selects) with respect to an Award of either Performance Units or Performance Compensation, the Committee may permit a Participant who is a member of a select group of management or highly compensated employees (within the meaning of the Code) to irrevocably elect, on a form provided by and acceptable to the Committee, to defer the receipt of all or a percentage of the cash or Shares that would otherwise be transferred to the Participant upon the vesting of such Award. If the Participant makes this election, the cash or Shares subject to the election, and any associated interest and dividends, shall be credited to an account established pursuant to Section 9 hereof on the date such cash or Shares would otherwise have been released or issued to the Participant pursuant to Section 10(a) or Section 10(b) above.

11.   Taxes

(a)   General.   As a condition to the issuance or distribution of Shares pursuant to the Plan, the Participant (or in the case of the Participant’s death, the person who succeeds to the Participant’s rights) shall make such arrangements as the Company may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the Award and the issuance of Shares. The Company shall not be required to issue any Shares until such obligations are satisfied. If the Committee allows the withholding or surrender of Shares to satisfy a Participant’s tax withholding obligations, the Committee shall not allow Shares to be withheld in an amount that exceeds the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes.

(b)   Default Rule for Employees.   In the absence of any other arrangement, an Employee shall be deemed to have directed the Company to withhold or collect from his or her cash compensation an amount sufficient to satisfy such tax obligations from the next payroll payment otherwise payable after the date of the exercise of an Award.

(c)   Special Rules.   In the case of a Participant other than an Employee (or in the case of an Employee where the next payroll payment is not sufficient to satisfy such tax obligations, with respect to any remaining tax obligations), in the absence of any other arrangement and to the extent permitted under Applicable Law, the Participant shall be deemed to have elected to have the Company withhold from the Shares or cash to be issued pursuant to an Award that number of Shares having a Fair Market Value determined as of the applicable Tax Date (as defined below) or cash equal to the amount required to be withheld. For purposes of this Section 11, the Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined under the Applicable Law (the “Tax Date”).

(d)   Surrender of Shares.   If permitted by the Committee, in its discretion, a Participant may satisfy the minimum applicable tax withholding and employment tax obligations associated with an Award by surrendering Shares to the Company (including Shares that would otherwise be issued pursuant to the Award) that have a Fair Market Value determined as of the applicable Tax Date equal to the amount required to be withheld. In the case of Shares previously acquired from the Company that are surrendered under this Section 11, such Shares must have been owned by the Participant for more than six months on the date of surrender (or such longer period of time the Company may in its discretion require).

(e)   Income Taxes and Deferred Compensation.   Participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards (including any taxes arising under Section 409A of the Code), and the Company shall not have any obligation to indemnify or otherwise hold any Participant harmless from any or all of such taxes. The Committee shall have the discretion to organize any deferral program, to require deferral election forms, and to grant or to unilaterally modify any Award in a manner that (i) conforms with the requirements of Section 409A of the Code with respect to compensation that is deferred and that vests after December 31, 2004, (ii) that voids any Participant election to the extent it would violate Section 409A of the Code, and (iii) for any distribution election that would violate Section 409A of the Code, to make distributions pursuant to the Award at the earliest to occur of a distribution event that is allowable under Section 409A of the Code or any distribution event that is both allowable under Section 409A of the Code and is elected by the Participant, subject to any valid second election to defer, provided that the Committee permits second elections to defer in accordance with Section 409A(a)(4)(C). The Committee shall have the sole discretion to interpret the requirements of the Code, including Section 409A, for purposes of the Plan and all Awards.

12.   Non-Transferability of Awards

(a)   General.   Except as set forth in this Section 12, or as otherwise approved by the Committee, Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a beneficiary by a Participant will not constitute a transfer. An Award may be exercised, during the lifetime of the holder of an Award, only by such holder, the duly-authorized legal representative of a Participant who is Disabled, or a transferee permitted by this Section 12.

(b)   Limited Transferability Rights.   Notwithstanding anything else in this Section 12, the Committee may in its discretion provide in an Award Agreement that an Award in the form of a Non-ISO, Share-settled SAR, Restricted Shares, or Performance Shares may be transferred, on such terms and conditions as the Committee deems appropriate, either (i) by instrument to the Participant’s “Immediate Family” (as defined below), (ii) by instrument to an inter vivos or testamentary trust (or other entity) in which the Award is to be passed to the Participant’s designated beneficiaries, or (iii) by gift to charitable institutions. Any transferee of the Participant’s rights shall succeed and be subject to all of the terms of the applicable Award Agreement and the Plan. “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

13.   Adjustments Upon Changes in Capitalization, Merger or Certain Other Transactions

(a)   Changes in Capitalization.   The Committee shall equitably adjust the number of Shares covered by each outstanding Award, and the number of Shares that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation, forfeiture, or expiration of an Award, as well as the price per Share covered by each such outstanding Award, to reflect any increase or decrease in the number of issued Shares resulting from a stock-split, reverse stock-split, stock dividend, combination, recapitalization or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards under the Plan such alternative consideration (including securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. In any case, such substitution of securities shall not require the consent of any person who is granted Awards pursuant to the Plan. Except as expressly provided herein, or in an Award Agreement, if the Company issues for consideration shares of stock of any class or securities convertible into shares of stock of any class, the issuance shall not affect, and no adjustment by reason thereof shall be required to be made with respect to the number or price of Shares subject to any Award.

(b)   Dissolution or Liquidation.   In the event of the dissolution or liquidation of the Company other than as part of a Change of Control, each Award will terminate immediately prior to the consummation of such action, subject to the ability of the Committee to exercise any discretion authorized in the case of a Change in Control.

(c)   Change in Control.   In the event of a Change in Control, the Committee may in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company’s shareholders or any Participant with respect to his or her outstanding Awards, take one or more of the following actions:

(i)    arrange for or otherwise provide that each outstanding Award shall be assumed or a substantially similar award shall be substituted by a successor corporation or a parent or subsidiary of such successor corporation (the “Successor Corporation”);

(ii)   accelerate the vesting of Awards so that Awards shall vest (and, to the extent applicable, become exercisable) as to the Shares that otherwise would have been unvested and provide that repurchase rights of the Company with respect to Shares issued upon exercise of an Award shall lapse as to the Shares subject to such repurchase right;

(iii)  arrange or otherwise provide for the payment of cash or other consideration to Participants in exchange for the satisfaction and cancellation of outstanding Awards;

(iv)  terminate upon the consummation of the transaction, provided that the Committee may in its sole discretion provide for vesting of all or some outstanding Awards in full as of a date immediately prior to consummation of the Change of Control. To the extent that an Award is not exercised prior to consummation of a transaction in which the Award is not being assumed or substituted, such Award shall terminate upon such consummation; or

(v)    make such other modifications, adjustments or amendments to outstanding Awards or this Plan as the Committee deems necessary or appropriate, subject however to the terms of Section 15(a) below.

Notwithstanding the above, in the event a Participant holding an Award assumed or substituted by the Successor Corporation in a Change in Control is Involuntarily Terminated by the Successor Corporation in connection with, or within 12 months (or other period either set forth in an Award Agreement, or as increased thereafter by the Committee to a period longer than 12 months) following consummation of, the Change in Control, then any assumed or substituted Award held by the terminated Participant at the time of termination shall accelerate and become fully vested (and exercisable in full in the case of Options and SARs), and any repurchase right applicable to any Shares shall lapse in full, unless an Award Agreement provides for a more restrictive acceleration or vesting schedule or more restrictive limitations on the lapse of repurchase rights or otherwise places additional restrictions, limitations and conditions on an Award. The acceleration of vesting and lapse of repurchase rights provided for in the previous sentence shall occur immediately prior to the effective date of the Participant’s termination, unless an Award Agreement provides otherwise.

(d)   Certain Distributions.   In the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Committee may, in its discretion, appropriately adjust the price per Share covered by each outstanding Award to reflect the effect of such distribution.

14.   Time of Granting Awards.

The date of grant (“Grant Date”) of an Award shall be the date on which the Committee makes the determination granting such Award or such other date as is determined by the Committee, provided that in the case of an ISO, the Grant Date shall be the later of the date on which the Committee makes the determination granting such ISO or the date of commencement of the Participant’s employment relationship with the Company.

15.   Modification of Awards and Substitution of Options.

(a)   Modification, Extension, and Renewal of Awards.   Within the limitations of the Plan, the Committee may modify an Award to accelerate the rate at which an Option or SAR may be exercised (including without limitation permitting an Option or SAR to be exercised in full without regard to the installment or vesting provisions of the applicable Award Agreement or whether the Option or SAR is at the time exercisable, to the extent it has not previously been exercised), to accelerate the vesting of any Award, to extend or renew outstanding Awards or to accept the cancellation of outstanding Awards to the extent not previously exercised. However, the Committee may not cancel an outstanding Option whose exercise price is greater than Fair Market Value at the time of cancellation for the purpose of reissuing the Option to the Participant at a lower exercise price or granting a replacement award of a different type. Notwithstanding the foregoing provision, no modification of an outstanding Award shall materially and adversely affect such Participant’s rights thereunder, unless either (i) the Participant provides written consent, or (ii) before a Change in Control, the Committee determines in good faith that the modification is not materially adverse to the Participant. Furthermore, neither the Company nor the Committee shall, without shareholder approval, allow for a “repricing” within the meaning of federal securities laws applicable to proxy statement disclosures.

(b)   Merger-related Substitution of Options.   Notwithstanding any inconsistent provisions or limits under the Plan, in the event the Company or an Affiliate acquires (whether by purchase, merger or otherwise) all or substantially all of outstanding capital stock or assets of another corporation or in the event of any reorganization or other transaction qualifying under Section 424 of the Code, the Committee may, in accordance with the provisions of that Section, substitute Options for options under the plan of the acquired company provided (i) the excess of the aggregate fair market value of the shares subject to an option immediately after the substitution over the aggregate option price of such shares is not more than the similar excess immediately before such substitution and (ii) the new option does not give persons additional benefits, including any extension of the exercise period.

16.   Term of Plan.

The Plan shall continue in effect for a term of ten (10) years from its effective date as determined under Section 20 below, unless the Plan is sooner terminated under Section 17 below.

17.   Amendment and Termination of the Plan.

(a)   Authority to Amend or Terminate.   Subject to Applicable Laws, the Board may from time to time amend, alter, suspend, discontinue, or terminate the Plan.

(b)   Effect of Amendment or Termination.   No amendment, suspension, or termination of the Plan shall materially and adversely affect Awards already granted unless either it relates to an adjustment pursuant to Sections 13, a modification pursuant to Section 15(a) above, or it is otherwise mutually agreed between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company. Notwithstanding the foregoing, the Committee may amend the Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

18.   Conditions Upon Issuance of Shares.

Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with Applicable Law, with such compliance determined by the Company in consultation with its legal counsel.

19.   Reservation of Shares.

The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

20.   Effective Date.

This Plan shall become effective on the date which it has received approval by a vote of a majority of the votes cast at a duly held meeting of the Company’s shareholders (or by such other shareholder vote that the Administrator determines to be sufficient for the issuance of Shares or stock options according to the Company’s governing documents and applicable law state law).

21.   Controlling Law.

All disputes relating to or arising from the Plan shall be governed by the internal substantive laws (and not the laws of conflicts of laws) of the State of Delaware, to the extent not preempted by United States federal law. If any provision of this Plan is held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions shall continue to be fully effective.

22.   Laws And Regulations.

(a)   U.S. Securities Laws.   This Plan, the grant of Awards, and the exercise of Options and SARs under this Plan, and the obligation of the Company to sell or deliver any of its securities (including, without limitation, Options, Restricted Shares, Restricted Share Units, Unrestricted Shares, Deferred Share Units, and Shares) under this Plan shall be subject to all Applicable Law. In the event that the Shares are not registered under the Securities Act of 1933, as amended (the “Act”), or any applicable state securities laws prior to the delivery of such Shares, the Company may require, as a condition to the issuance thereof, that the persons to whom Shares are to be issued represent and warrant in writing to the Company that such Shares are being acquired by him or her for investment for his or her own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares within the meaning of the Act, and a legend to that effect may be placed on the certificates representing the Shares.

(b)   Other Jurisdictions.   To facilitate the making of any grant of an Award under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Affiliate outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Company may adopt rules and procedures relating to the operation and administration of this Plan to accommodate the specific requirements of local laws and procedures of particular countries. Without limiting the foregoing, the Company is specifically authorized to adopt rules and procedures regarding the conversion of local currency, taxes, withholding procedures and handling of stock certificates which vary with the customs and requirements of particular countries. The Company may adopt sub-plans and establish escrow accounts and trusts as may be appropriate or applicable to particular locations and countries.

23.   No Shareholder Rights.   Neither a Participant nor any transferee of a Participant shall have any rights as a shareholder of the Company with respect to any Shares underlying any Award until the date of issuance of a share certificate to a Participant or a transferee of a Participant for such Shares in accordance with the Company’s governing instruments and Applicable Law. Prior to the issuance of Shares pursuant to an Award, a Participant shall not have the right to vote or to receive dividends or any other rights as a shareholder with respect to the Shares underlying the Award, notwithstanding its exercise in the case of Options and SARs. No adjustment will be made for a dividend or other right that is determined based on a record date prior to the date the stock certificate is issued, except as otherwise specifically provided for in this Plan.

24.   No Employment Rights.   The Plan shall not confer upon any Participant any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way a

Participant’s right or the Company’s right to terminate the Participant’s employment, service, or consulting relationship at any time, with or without Cause.

25.   Termination, Rescission and Recapture.

(a)   Each Award under the Plan is intended to align the Participant’s long-term interest with those of the Company. If the Participant engages in certain activities discussed below, either during employment or after employment with the Company terminates for any reason, the Participant is acting contrary to the long-term interests of the Company. Accordingly, except as otherwise expressly provided in the Award Agreement, the Company may terminate any outstanding, unexercised, unexpired, unpaid, or deferred Awards (“Termination”), rescind any exercise, payment or delivery pursuant to the Award (“Rescission”), or recapture any Common Stock (whether restricted or unrestricted) or proceeds from the Participant’s sale of Shares issued pursuant to the Award (“Recapture”), if the Participant does not comply with the conditions of subsections (b) and (c) hereof (collectively, the “Conditions”).

(b)   A Participant shall not, without the Company’s prior written authorization, disclose to anyone outside the Company, or use in other than the Company’s business, any proprietary or confidential information or material, as those or other similar terms are used in any applicable patent, confidentiality, inventions, secrecy, or other agreement between the Participant and the Company with regard to any such proprietary or confidential information or material.

(c)   Pursuant to any agreement between the Participant and the Company with regard to intellectual property (including but not limited to patents, trademarks, copyrights, trade secrets, inventions, developments, improvements, proprietary information, confidential business and personnel information), a Participant shall promptly disclose and assign to the Company or its designee all right, title, and interest in such intellectual property, and shall take all reasonable steps necessary to enable the Company to secure all right, title and interest in such intellectual property in the United States and in any foreign country.

(d)   Upon exercise, payment, or delivery of cash or Common Stock pursuant to an Award, the Participant shall certify on a form acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan and, if a severance of Continuous Service has occurred for any reason, shall state the name and address of the Participant’s then-current employer or any entity for which the Participant performs business services and the Participant’s title, and shall identify any organization or business in which the Participant owns a greater-than-five-percent equity interest.

(e)   If the Company determines, in its sole and absolute discretion, that (i) a Participant has violated any of the Conditions or (ii) during his or her Continuous Service, or within one year after its termination for any reason, a Participant (a) has rendered services to or otherwise directly or indirectly engaged in or assisted, any organization or business that, in the judgment of the Company in its sole and absolute discretion, is or is working to become competitive with the Company; (b) has solicited any non-administrative employee of the Company to terminate employment with the Company; or (c) has engaged in activities which are materially prejudicial to or in conflict with the interests of the Company, including any breaches of fiduciary duty or the duty of loyalty, then the Company may, in its sole and absolute discretion, impose a Termination, Rescission, and/or Recapture with respect to any or all of the Participant’s relevant Awards, Shares, and the proceeds thereof.

(f)    Within ten days after receiving notice from the Company of any such activity described in 25 (e) above, the Participant shall deliver to the Company the Shares acquired pursuant to the Award, or, if Participant has sold the Shares, the gain realized, or payment received as a result of the rescinded exercise, payment, or delivery; provided, that if the Participant returns Shares that the Participant purchased pursuant to the exercise of an Option (or the gains realized from the sale of such Common Stock), the Company shall promptly refund the exercise price, without earnings, that the Participant paid for the Shares. Any payment by the Participant to the Company pursuant to this Section 21 shall be made either in cash or by returning to the Company the number of Shares that the Participant received in connection with the rescinded exercise, payment, or delivery. It shall not be a basis for Termination, Rescission or Recapture if after termination of a Participant’s Continuous Service, the Participant purchases, as an investment or otherwise, stock or other securities of such an organization or business, so long as (i) such stock or other securities are listed upon a recognized securities exchange or traded over-the-counter, and (ii) such investment does not represent more than a five percent (5%) equity interest in the organization or business.

(g)   Notwithstanding the foregoing provisions of this Section, the Company has sole and absolute discretion not to require Termination, Rescission and/or Recapture, and its determination not to require Termination, Rescission and/or Recapture with respect to any particular act by a particular Participant or Award shall not in any way reduce or eliminate the Company’s authority to require Termination, Rescission and/or Recapture with respect to any other act or Participant or Award. Nothing in this Section shall be construed to impose obligations on the Participant to refrain from engaging in lawful competition with the Company after the termination of employment that does not violate subsections (b) or (c) of this Section, other than any obligations that are part of any separate agreement between the Company and the Participant or that arise under applicable law.

(h)   All administrative and discretionary authority given to the Company under this Section shall be exercised by the most senior human resources executive of the Company or such other person or committee (including without limitation the Committee) as the Committee may designate from time to time.

(i)    Notwithstanding any provision of this Section, if any provision of this Section is determined to be unenforceable or invalid under any applicable law, such provision will be applied to the maximum extent permitted by applicable law, and shall automatically be deemed amended in a manner consistent with its objectives to the extent necessary to conform to any limitations required under applicable law. Furthermore, if any provision of this Section is illegal under any applicable law, such provision shall be null and void to the extent necessary to comply with applicable law.

Notwithstanding the foregoing, but subject to any contrary terms set forth in any Award Agreement, this Section shall not be applicable: (i) to any Participant who is not, on the Award Date, an Employee of the Company or its Affiliates; and (ii) to any Participant from and after his or her termination of Continuous Service after a Change in Control.

SRS LABS, INC.

2006 STOCK INCENTIVE PLAN

Appendix A: Definitions

As used in the Plan, the following definitions shall apply:

“Affiliate” means, with respect to any Person (as defined below), any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person or the power to elect directors, whether through the ownership of voting securities, by contract or otherwise; and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Law” means the legal requirements relating to the administration of options and share-based plans under applicable U.S. federal and state laws, the Code, any applicable stock exchange or automated quotation system rules or regulations (to the extent that the Committee determines in its discretion that compliance with such rules or regulations), and the applicable laws of any other country or jurisdiction where Awards are granted, as such laws, rules, regulations and requirements shall be in place from time to time.

“Award” means any award made pursuant to the Plan, including awards made in the form of an Option, an SAR, a Restricted Share, a Restricted Share Unit, an Unrestricted Share, a Deferred Share Unit, and a Performance Award, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.

“Award Agreement” means any written document setting forth the terms of an Award that has been authorized by the Committee. The Committee shall determine the form or forms of documents to be used, and may change them from time to time for any reason.

“Board” means the Board of Directors of the Company.

“Cause” for termination of a Participant’s Continuous Service will exist if the Participant is terminated from employment or other service with the Company or an Affiliate for any of the following reasons: (i) the Participant’s willful failure to substantially perform his or her duties and responsibilities to the Company or deliberate violation of a material Company policy; (ii) the Participant’s commission of any material act or acts of fraud, embezzlement, dishonesty, or other willful misconduct; (iii) the Participant’s material unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) Participant’s willful and material breach of any of his or her obligations under any written agreement or covenant with the Company.

The Committee shall in its discretion determine whether or not a Participant is being terminated for Cause. The Committee’s determination shall, unless arbitrary and capricious, be final and binding on the Participant, the Company, and all other affected persons. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time, and the term “Company” will be interpreted herein to include any Affiliate or successor thereto, if appropriate.

“Change in Control” shall mean the occurrence of any of the following events, subject to the Plan Administrator’s absolute discretion to interpret this definition in a manner that conforms with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and associated regulations (but only to the extent such Section 409A rules apply to an Award):

(i)    The Company is merged, consolidated or reorganized into or with another corporation or other legal person and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock (as that term is defined in subsection (iii) hereof) of the Company immediately prior to such transaction;

(ii)   The Company sells all or substantially all of its assets to any other corporation or other legal person, less than a majority of the combined voting power of the then outstanding voting securities of which are held directly or indirectly in the aggregate by the holders of Voting Stock of the Corporation immediately prior to such sale;

(iii)  Any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d 3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing more than 50% of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors of the Company (“Voting Stock”); or

(iv)  The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in, or in response to, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a Change in Control of the Company has occurred.

Notwithstanding the foregoing provisions of (a) subsections (iii) or (iv) hereof, a “Change in Control” shall not be deemed to have occurred for purposes of this Agreement solely because the Company, an entity in which the Company directly or indirectly beneficially owns 50% or more of the voting securities of such entity (an “Affiliate”), any Company sponsored employee stock ownership plan or any other employee benefit plan of the Company either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D 1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of voting securities of the Corporation, whether in excess of 50% or otherwise, or because the Company reports that a Change in Control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership or (b) Subsection (iii) hereof, a “Change in Control” shall not be deemed to have occurred for purposes of this Agreement solely because a person who is a holder of five percent (5%) or more of the Voting Stock and who also is an officer and director of the Company on the date of this Agreement acquires more than 50% of the Voting Stock.

Notwithstanding the foregoing provisions of subsections (i) and (ii) hereof, a “Change in Control” shall not be deemed to have occurred for purposes of this Agreement solely because the Company engages in an internal reorganization, which may include a transfer of assets to one or more Affiliates, provided that such transaction has been approved by at least two thirds of the Directors of the Company and as a result of such transaction or transactions, at least 80% of the combined voting power of the then outstanding securities of the Company or its successor are held in the aggregate by the holders of Voting Stock immediately prior to such transactions.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Committee” means one or more committees or subcommittees of the Board appointed by the Board to administer the Plan in accordance with Section 4 above. With respect to any decision involving an Award intended to satisfy the requirements of Section 162(m) of the Code, the Committee shall consist of two or more Directors of the Company who are “outside directors” within the meaning of

Section 162(m) of the Code. With respect to any decision relating to a Reporting Person, the Committee shall consist of two or more Directors who are disinterested within the meaning of Rule 16b-3.

“Company” means SRS Labs, Inc., a Delaware corporation; provided, however, that in the event the Company reincorporates to another jurisdiction, all references to the term “Company” shall refer to the Company in such new jurisdiction.

“Consultant” means any person, including an advisor, who is engaged by the Company or any Affiliate to render services and is compensated for such services.

“Continuous Service” means the absence of any interruption or termination of service as an Employee, Director, or Consultant. Continuous Service shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; (iv) changes in status from Director to advisory director or emeritus status; or (iv) in the case of transfers between locations of the Company or between the Company, its Affiliates or their respective successors. Changes in status between service as an Employee, Director, and a Consultant will not constitute an interruption of Continuous Service.

“Deferred Share Units” mean Awards pursuant to Section 9 of the Plan.

“Director” means a member of the Board, or a member of the board of directors of an Affiliate.

“Disabled” means a condition under which a Participant—

(a)   is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or

(b)   is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, received income replacement benefits for a period of not less than 3 months under an accident or health plan covering employees of the Company.

“Eligible Person” means any Consultant, Director or Employee and includes non-Employees to whom an offer of employment has been or is being extended.

“Employee” means any person whom the Company or any Affiliate classifies as an employee (including an officer) for employment tax purposes, whether or not that classification is correct. The payment by the Company of a director’s fee to a Director shall not be sufficient to constitute “employment” of such Director by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date (the “Determination Date”) means: (i) the closing price of a Share on the New York Stock Exchange or the American Stock Exchange (collectively, the “Exchange”), on the Determination Date, or, if shares were not traded on the Determination Date, then on the nearest preceding trading day during which a sale occurred; or (ii) if such stock is not traded on the Exchange but is quoted on NASDAQ or a successor quotation system, (A) the last sales price (if the stock is then listed as a National Market Issue under The Nasdaq National Market System) or (B) the mean between the closing representative bid and asked prices (in all other cases) for the stock on the Determination Date as reported by NASDAQ or such successor quotation system; or (iii) if such stock is not traded on the Exchange or quoted on NASDAQ but is otherwise traded in the over-the-counter, the mean between the representative bid and asked prices on the Determination Date; or (iv) if subsections (i)-(iii) do not apply, the fair market value established in good faith by the Board.

“Grant Date” has the meaning set forth in Section 14 of the Plan.

“Incentive Share Option or ISO” hereinafter means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Award Agreement.

“Involuntary Termination” means termination of a Participant’s Continuous Service under the following circumstances occurring on or after a Change in Control: (i) termination without Cause by the Company or an Affiliate or successor thereto, as appropriate; or (ii) voluntary termination by the Participant within 60 days following (A) a material reduction in the Participant’s job responsibilities, provided that neither a mere change in title alone nor reassignment to a substantially similar position shall constitute a material reduction in job responsibilities; (B) an involuntary relocation of the Participant’s work site to a facility or location more than 50 miles from the Participant’s principal work site at the time of the Change in Control; or (C) a material reduction in Participant’s total compensation other than as part of an reduction by the same percentage amount in the compensation of all other similarly-situated Employees, Directors or Consultants.

“Non-ISO” means an Option not intended to qualify as an ISO, as designated in the applicable Award Agreement.

“Option” means any stock option granted pursuant to Section 6 of the Plan.

“Participant” means any holder of one or more Awards, or the Shares issuable or issued upon exercise of such Awards, under the Plan.

“Performance Awards” mean Performance Units and Performance Compensation Awards granted pursuant to Section 10.

“Performance Compensation Awards” mean Awards granted pursuant to Section 10(b) of the Plan.

“Performance Unit” means Awards granted pursuant to Section 10(a) of the Plan which may be paid in cash, in Shares, or such combination of cash and Shares as the Committee in its sole discretion shall determine.

“Person” means any natural person, association, trust, business trust, cooperative, corporation, general partnership, joint venture, joint-stock company, limited partnership, limited liability company, real estate investment trust, regulatory body, governmental agency or instrumentality, unincorporated organization or organizational entity.

“Plan” means this SRS Labs, Inc.2006 Stock Incentive Plan.

“Reporting Person” means an officer, Director, or greater than ten percent shareholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

“Restricted Shares” mean Shares subject to restrictions imposed pursuant to Section 8 of the Plan.

“Restricted Share Units” mean Awards pursuant to Section 8 of the Plan.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

“SAR” or “Share Appreciation Right” means Awards granted pursuant to Section 7 of the Plan.

“Share” means a share of common stock of the Company, par value $0.001, as adjusted in accordance with Section 13 of the Plan.

“Ten Percent Holder” means a person who owns stock representing more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Affiliate.

“Unrestricted Shares” mean Shares awarded pursuant to Section 8 of the Plan.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
SRS LABS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE

The undersigned stockholder(s) of SRS Labs, Inc., a Delaware corporation (the “Company”), hereby appoints Thomas C.K. Yuen, Ulrich Gottschling, or either of them, proxies, each with full power of substitution, for and in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held on June 22, 2006, and at any and all adjournments, to represent and vote all shares of the common stock of said Company held of record by the undersigned on April 27, 2006, as if the undersigned were present and voting the shares.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1 ON THE REVERSE SIDE, FOR PROPOSALS 2 AND 3, AND IN ACCORDANCE WITH THEIR DISCRETION ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

(CONTINUED AND TO BE VOTED, SIGNED AND DATED ON THE REVERSE SIDE)

THE LISTED NOMINEES AND THE PROPOSALS HAVE BEEN PROPOSED BY THE COMPANY. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED AND “FOR” THE LISTED PROPOSALS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☒

1.	ELECTION OF CLASS I DIRECTORS				FOR	AGAINST	ABSTAIN

			2.	2006 STOCK INCENTIVE PLAN: Proposal to approve the SRS Labs, Inc. 2006 Stock Incentive Plan.	☐	☐	☐
☐		Nominees:
	FOR ALL NOMINEES	Winston E. Hickman
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	Carol L. Miltner	3.	RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM:.	FOR ☐	AGAINST ☐	ABSTAIN ☐
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each			Proposal to ratify the selection of BDO Seidman LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.
nominee you wish to withhold, as shown here:

The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.

					I plan to attend the Annual Meeting		☐
Signature of Stockholder:		Date:	Signature of Stockholder:		Date:

Note:

Please sign exactly as your name or names appear on the Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

FOLD AND DETACH HERE